UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

MAGNITE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Magnite, Inc.
1250 Broadway, 15th Floor
New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2023

The annual meeting of stockholders of Magnite, Inc. (the “Company”) will be held on Wednesday, June 14, 2023, at 2:00 p.m. Eastern time, to consider and act upon the matters described below. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, view the list of our registered stockholders, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/293659257 and entering the control number included on the Notice of Internet Availability or the proxy card or voting instruction form (if you received a printed copy of the proxy materials) that you receive. Beneficial owners should review the proxy materials and their voting instruction form or Notice of Internet Availability for information about how to vote in advance of and how to participate in the meeting. You will not be able to attend the annual meeting in person.

1.Election of three Class III directors to serve until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

4.Approval of the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan.

5.Approval of the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan.

6.Transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on April 17, 2023 will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING ONLINE, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES, PLEASE VOTE AS PROMPTLY AS POSSIBLE. YOU ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS ELECTRONICALLY OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU REQUESTED A PRINTED COPY OF YOUR PROXY MATERIALS, YOU MAY ALSO VOTE BY MAIL BY SIGNING, DATING, AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM IN THE PRE-PAID ENVELOPE PROVIDED. VOTING NOW VIA PROXY WILL NOT LIMIT YOUR RIGHT TO CHANGE YOUR VOTE OR TO ATTEND THE ANNUAL MEETING ONLINE.

By Order of the Board of Directors,

Aaron Saltz Chief Legal Officer

New York, New York
April 28, 2023

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning acquisitions by the Company, including the acquisition of SpotX, Inc. (“SpotX,” and such acquisition the “SpotX Acquisition”), the acquisition of SpringServe, LLC (“SpringServe,” and such acquisition the “SpringServe Acquisition”), and the merger with Telaria, Inc. (“Telaria,” and such merger the “Telaria Merger”), or the anticipated benefits thereof; statements concerning potential synergies from the Company’s acquisitions; statements concerning macroeconomic conditions, including inflation, supply chain issues or the occurrence of a recession, or concerns related thereto; our anticipated financial performance; key strategic objectives; industry growth rates for ad-supported connected television (“CTV”) and the shift in video consumption from linear TV to CTV; anticipated benefits of new offerings, including the introduction of our new Magnite Streaming platform; the impact of our traffic shaping technology on our business; the success of the consolidation of our two CTV platforms; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix; sales growth; benefits from supply path optimization; the development of identity solutions; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. Any standards of measurement and performance made in reference to our environmental, social and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved.

Such risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements include those described throughout our 2022 Annual Report on Form 10-K and particularly under the heading “Risk Factors.” Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Readers should carefully review this proxy statement and the documents that we have filed or will file with the SEC that disclose risks and uncertainties that may affect our business.

Magnite, Inc.
1250 Broadway, 15th Floor
New York, New York 10001

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2023

This proxy statement is provided in connection with the solicitation of proxies by the board of directors (the “board of directors” or “board”) of Magnite, Inc. (the “company” or “Magnite”) for use at Magnite’s annual meeting of stockholders to be held on Wednesday, June 14, 2023 at 2:00 p.m. Eastern time, and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, view the list of our registered stockholders, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/293659257 and entering the control number included in the Notice of Internet Availability or the proxy card or voting instruction form (if you received a printed copy of the proxy materials) that you receive. Beneficial owners should review the proxy materials and their voting instruction form or Notice of Internet Availability for information about how to vote in advance of and how to participate in the Annual Meeting. You will not be able to attend the annual meeting in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) are available on the Internet at www.proxyvote.com. These materials are also available on our corporate website at http://investor.magnite.com/. The other information on our corporate website does not constitute part of this proxy statement and is not incorporated by reference into this document.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

You are invited to attend the Annual Meeting via live webcast, and we request that you vote on the proposals described in this proxy statement as soon as possible. You can vote your shares without attending the Annual Meeting by appointing a proxy to vote your shares as explained below. Please note that if your shares are held of record by a broker, bank or other nominee, you should contact your bank, broker or other nominee (preferably at least several days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. See “Matters Relating to Virtual Annual Meeting” below for further instructions.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, we are furnishing proxy materials to our stockholders on the Internet and mailing printed copies of the proxy materials only to a limited number of our stockholders. If you are a stockholder of record and you have received a printed copy of these proxy materials by mail, you may simply complete, sign and return your proxy card by mail or follow the instructions on your proxy card to submit your proxy via the Internet or telephone. If you hold your shares in street name, which means your shares are held of record by a broker, bank, or other nominee, you will receive instructions from your broker, bank, or other nominee on how to vote your shares. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will generally not receive a printed copy of the proxy materials unless they specifically request a printed copy in accordance with the instructions included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials provides instructions as to how to (i) access and review the information contained in the proxy materials, (ii) submit voting instructions via the Internet or telephone or by mail, and (iii) request a printed copy of the proxy materials. You may also participate in and vote at the Annual Meeting by visiting the following website: https://web.lumiagm.com/293659257. See “Matters Relating to Virtual Annual Meeting” below for further instructions. Even if you plan to participate in the Annual Meeting online, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting online.

We intend to begin distributing our proxy materials to stockholders via paper copy mailing and the Notice of Internet Availability of Proxy Materials on or about April 28, 2023.

Business to be Conducted at Annual Meeting; Recommendation of Board of Directors

Each properly submitted proxy will be voted in accordance with the stockholder’s instructions contained therein. If no choice is specified, properly executed proxies that have not been revoked will be voted in accordance with the recommendations of the board of directors as follows:

•FOR election of three Class III directors to serve until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified (see “Proposal 1 – Election of Directors”);

•FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year (see “Proposal 2 – Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm”);

•FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers (see “Proposal 3 —Advisory Vote to Approve the Compensation of our Named Executive Officers”);

•FOR approval of the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan (see “Proposal 4 —Approval of the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan”); and

•FOR approval of the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (see “Proposal 5 —Approval of the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan”).

As to any other business that may properly come before the Annual Meeting, the persons acting as proxies will vote, or otherwise act, in accordance with their judgment on such matter. Our board of directors does not presently know of any other business that may come before the Annual Meeting.

The Company will pay all costs of proxy solicitation. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Matters Relating to Virtual Annual Meeting

Our board of directors believes that hosting a virtual Annual Meeting is in our best interest and the best interest of our stockholders and enables increased stockholder attendance and participation. Our board of directors has determined that hosting a virtual annual meeting of stockholders will provide expanded access, improved communication, and cost savings. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. We intend that the virtual meeting format will provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

The live audio webcast of the Annual Meeting will begin promptly at 2:00 p.m. Eastern time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to login and test your internet-connected device’s audio system. We encourage you to access the meeting in advance of the designated time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

If you want to participate in and vote at the Annual Meeting, you will need will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting.

In addition, if you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee, in order to participate in and vote at the Annual Meeting you must first obtain, in advance, from your bank, broker or other nominee, a legal proxy reflecting the number of shares of the Company’s common stock that you held as of the record date, your name and email address, unless you previously obtained a legal proxy from your bank, broker or other nominee. You must then submit a request for registration to AST by email to proxy@astfinancial.com. Requests for registration must be labeled as “Legal Proxy” and be received by AST no later than 5:00 p.m. Eastern Time on May 26, 2023. Obtaining a legal proxy may take several days, or longer, and stockholders are advised to register as far in advance as possible. Proxy holders registered with AST will receive a control number and may access the Annual Meeting as described in the paragraph above for stockholders of record.

Our virtual Annual Meeting allows stockholders to submit questions and comments before and during the Annual Meeting. Stockholders who have accessed the Annual Meeting with a control number may submit questions during the Annual Meeting that are pertinent to the Company and the items being brought before a vote at the Annual Meeting, as time permits and in accordance with our rules of procedure for the Annual Meeting. If you wish to submit a question, you may do so when you are logged into the virtual meeting platform with your control number by typing your question in the designated spot on the dashboard and clicking “Submit.” After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the rules of conduct for the Annual Meeting, which will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website at http://investor.magnite.com/ soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Voting and Quorum Requirements

On April 17, 2023, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 135,513,598 shares of our common stock, constituting all of our voting stock. Holders of our common stock are entitled to one vote per share. The holders of a majority of the shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting, present via live webcast or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Shares of our common stock represented via live webcast or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

You may vote FOR, AGAINST or ABSTAIN with respect to each director nominee (Proposal 1), ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal 2), approval of the compensation of the Company’s named executive officers (Proposal 3), approval of the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan (Proposal 4), and approval of the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (Proposal 5).

This is an uncontested election and our bylaws provide that a director nominee will be elected in an uncontested election only if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election, assuming a quorum is present. For the election of directors, shares of our common stock voted ABSTAIN and broker non-votes are not counted as votes cast and, therefore, will not be counted in determining the outcome of a director nominee’s election, but will count for purposes of determining whether a quorum is present.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter, assuming a quorum is present, is required to (i) ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal 2), (ii) approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3), (iii) approve the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan (Proposal 4), and (iv) approve the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (Proposal 5).

For each of Proposals 2, 3, 4, and 5, abstentions are considered shares present and entitled to vote on such matter. For each of Proposals 2, 3, 4, and 5, abstentions will have the same effect as votes AGAINST the matter.

Votes during the Annual Meeting will be tabulated by a representative of American Stock Transfer and Trust Company, who will serve as the Inspector of Elections. Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the SEC and which we will make available on our website at http://investor.magnite.com/.

Broker Discretionary Voting

If you hold your shares in street name through a bank, broker, or other nominee, you should follow the instructions that you receive from your bank, broker, or other nominee regarding steps to take to instruct your bank, broker, or other nominee how to vote your shares. If you do not provide voting instructions to your bank, broker, or other nominee, under certain securities exchange rules, the organization that holds your shares is not permitted to vote on certain matters, including the election of directors, and may determine not to vote your shares at all. In order to ensure that your shares are voted on all matters presented at the annual meeting, we encourage you to provide voting instructions in advance of the meeting, regardless of whether you intend to attend the annual meeting.

If you do not provide voting instructions and the organization that holds your shares elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the organization does not vote. Abstentions occur when you provide voting instructions but instruct the organization that holds your shares to abstain from voting on a particular matter.

Broker non-votes will not be counted as votes cast with respect to the election of directors (Proposal 1) and, therefore, will not be counted in determining the outcome of a director nominee’s election. For ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal 2), approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3), approval of the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan (Proposal 4), and the approval of the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (Proposal 5), broker non-votes, if any, will not be counted in determining the outcome of those items.

Deadline for Voting Before the Annual Meeting

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Time on June 13, 2023 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Changing or Revoking Your Vote

If you are a stockholder of record you may revoke a previously submitted proxy by (i) delivering a subsequently dated written revocation to our Secretary, (ii) providing subsequent Internet or telephone voting instructions, or (iii) delivering a subsequently dated proxy to our Secretary, in each case, by 11:59 p.m. Eastern Time on June 13, 2023. You may also revoke your proxy by voting during the Annual Meeting. If your shares are held through a bank or broker (i.e., in street name), you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions. Attendance at the Annual Meeting will not cause your previously executed proxy to be revoked unless you vote during the Annual Meeting or specifically request such revocation. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy materials. This means that only one copy of our proxy materials or the Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. We will promptly deliver a separate Notice of Internet Availability of Proxy Materials and, if applicable, a separate proxy statement and Annual Report, to you if you contact us by mail at Magnite, Inc., 1250 Broadway, 15th Floor, New York, New York 10001, Attention: Corporate Secretary or by telephone at (212) 243-2769. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is classified into three classes (designated Class I, Class II and Class III), with members of each class holding office for staggered three-year terms. There are currently four Class III directors, whose terms expire at the Annual Meeting; four Class I directors, whose terms expire at the 2024 annual meeting of stockholders, and three Class II directors, whose terms expire at the 2025 annual meeting of stockholders; and, in all cases subject to the election and qualification of their respective successors and to their earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the nominees named.

On March 21, 2022, our board of directors approved the expansion of the board from nine to eleven directors, with one newly created directorship being allocated to Class I and one newly created directorship being allocated to Class III. Diane Yu was appointed to fill the Class I vacancy and David Pearson was appointed to fill the Class III vacancy. On April 21, 2022, Mr. Pearson was appointed as the audit committee chair, replacing Lisa L. Troe, who served as audit committee chair for eight years and continues to serve on the audit committee.

On April 25, 2023, Lisa L. Troe, being the first independent and longest serving director at nine years, informed the board of directors that she does not intend to stand for re-election at the Annual Meeting, in the interest of director rotation best practice. She will continue to serve as a director of the Company until the Annual Meeting. The board has determined that at such time, the size of the board will be reduced to ten members.

Our process for nominating director candidates is described below under the caption “Director Candidate Nominating Procedures.” Our board of directors, upon the recommendation of the board’s nominating and governance committee, nominated each of Paul Caine, Doug Knopper, and David Pearson to stand for election as Class III directors at the Annual Meeting. Each nominee has indicated his willingness to serve if elected, but if he is unable or unwilling for good cause to serve, proxies may be voted for a substitute nominee designated by our board of directors or our board of directors may determine to further reduce the size of the board. Each nominee, if elected, will hold office until the 2026 annual meeting of stockholders, subject to the election and qualification of his respective successor and to his earlier death, resignation or removal. Mr. Pearson was first recommended to the nominating and governance committee through an external recruiting firm, which was engaged by the Company to assist in identifying potential board candidates.

The table below lists the ten directors expected to continue in service following the Annual Meeting and their committee assignments. A summary of the background for each nominee and continuing director is set forth after the table. These background summaries include the specific experience, qualifications, attributes, and/or skills that, together with the general characteristics and qualifications described below under the caption “Director Candidate Nominating Procedures,” contributed to our board’s conclusion that the person should serve as a director of the Company.

			Committee Assignments
Name	Age(1)	Position	Audit	Compensation	Nominating and Governance	Member Since
Paul Caine	58	Chairman of the Board				April 2020
Michael G. Barrett	61	CEO and Director				March 2017
Robert J. Frankenberg	75	Lead Director		X		April 2014
Sarah P. Harden	51	Director		X		July 2019
Doug Knopper	62	Director		Chair	X	April 2020
Rachel Lam	55	Director	X		X	April 2020
David Pearson	57	Director	Chair			March 2022
James Rossman	57	Director	X	X		April 2020
Robert F. Spillane	72	Director	X		Chair	April 2014
Diane Yu	49	Director				March 2022

(1)As of April 17, 2023

Director Nominees – Class III

Paul Caine has been a member and Chairman of our board of directors since April 2020. He previously served as the non-executive Chairman of Telaria from January 1, 2020 until April 2020 and as a member of Telaria’s board of directors from June 2014 until April 2020. He served as Telaria’s executive Chairman from July 2017 to December 31, 2019 and Telaria’s Interim Chief Executive Officer from February 2017 to July 2017 and as the non-executive Chairman of the Board from July 2016 to February 2017. Mr. Caine has served as President, IMG Events, since August 2022, and On Location at Endeavor Group Holdings, Inc. since January 2020. Mr. Caine served as the Chairman and Executive Director of the Board of Engine Group, a global marketing company, from January 2018 to February 2023, and as CEO and Founder of PC Ventures, LLC, an investment and advisory firm, since August 2017. Mr. Caine served as the Chief Global Revenue Officer for Bloomberg Media from June 2014 to July 2016. From April 2013 to January 2014 he served as Chief Executive Officer and a member of the board of directors of WestwoodOne, Inc., the largest independent national audio media company in the U.S. From 1989 to 2013, Mr. Caine served in various capacities at Time Inc., including Executive Vice President, Chief Revenue Officer and Group President Time Inc. from January 2011 until April 2013, Executive Vice President, President and Group Publisher, Style and Entertainment Group from January 2010 to January 2011, and President, Style and Entertainment Group from January 2008 to January 2010. From 2007 to 2011, Mr. Caine served on the board of directors of Nexcen Brands, Inc., a strategic brand management company with a focus on retail franchising, where he served as a member of the audit and governance committees. Mr. Caine and his wife are Co-Founders of the Griffin Cares Foundation. Mr. Caine received a B.A. in Telecommunications with a minor in Business from Indiana University. Mr. Caine brings to the board expertise in branding and multi-media advertising sales and marketing, as well extensive experience serving on the boards of directors of public and private companies.

Doug Knopper has been a member of our board of directors since April 2020. He previously served as a member of Telaria’s board of directors from October 2018 until April 2020. Mr. Knopper is the Co-Founder of FreeWheel Media, Inc. and served as its Co-Chief Executive Officer from February 2007 to September 2017. FreeWheel, which was acquired by Comcast in 2014, provides a technology platform for the management and monetization of digital television advertising. Prior to founding FreeWheel, Mr. Knopper served as the Chief Executive Officer of BitPass Inc. from 2005 to 2007 and as Senior Vice President/General Manager of DoubleClick Inc. from 2000 to 2005. Mr. Knopper received a B.A. from the University of Michigan and an M.B.A from Georgetown University. Mr. Knopper brings to the board deep expertise and business relationships in digital video advertising and CTV, as well as experience founding, building and leading advertising technology companies.

David Pearson has been a member of our board of directors since March 2022. He has served on the board of directors of Lee Enterprises Inc., a public media company listed on Nasdaq, since February 2020, and is also a member of Lee’s audit committee. He has also served on the board of directors of Potbelly Corporation, a Nasdaq listed company, since April 2022, where he is the chair of the audit committee. Mr. Pearson was Chief Financial Officer of Vonage Holdings Corp., a public cloud technology company, from May 2013 until August 2020. Before Mr. Pearson joined Vonage, he spent over nine years with Deutsche Bank Securities as a Managing Director and Global Media & Telecom Group Head. Prior to joining Deutsche Bank, Mr. Pearson served in various roles at Goldman, Sachs & Co. in the Technology, Media & Telecommunications practice for over nine years, including as Managing Director from 2002 to 2003. Mr. Pearson started his career at Coopers & Lybrand and holds a M.B.A. from Harvard Business School and an A.B. in Political Science and Organizational Behavior from Brown University. Mr. Pearson brings to the board an expertise in capital markets, mergers and acquisitions and public company accounting, controls and financial reporting, as well as significant operational experience as a public company executive.

Incumbent Directors – Class I

Robert J. Frankenberg joined our board of directors in connection with our initial public offering in April 2014. Mr. Frankenberg has owned NetVentures, a management consulting and investment firm focused on the high-tech industry, since 1996. He served on the board of directors of public company Nuance Communications from March 2000 to June 2018. He previously served as a member of the boards of directors of public companies Polycom from October 2013 to September 2016, Wave Systems from December 2011 to June 2015 and National Semiconductor from 1999 until October 2011. He also serves on the boards of the Sundance Institute and SnowGhost. Prior to its sale in 2004, Mr. Frankenberg chaired Kinzan, a leading provider of Internet services platforms. Mr. Frankenberg was the chairman, president, and CEO of Encanto Networks from June 1997 to July 2000 when the company’s major business was sold to Avaya. Encanto was a leading provider of eBusiness software and services to small businesses. From April 1994 to August 1996, Mr. Frankenberg was the Chairman/CEO of Novell, a networking software company. Prior to Novell, Mr. Frankenberg was the Vice President and Group General Manager of Hewlett-Packard’s Personal Information Products Group, responsible for HP’s personal computer, server, networking, office software, calculator, and consumer product lines. Mr. Frankenberg joined Hewlett-Packard in 1969 as a manufacturing technician, later became a design engineer, software designer, project manager, engineering and marketing executive, and general manager. He became a corporate vice president in 1990 and general manager of the Personal Information Products Group in 1991. He served in the US Air Force from 1965 to 1969. Mr. Frankenberg previously served on various other boards, including for America On Line (AOL), and holds several computer design patents. He brings to the board a deep knowledge of software, computer networks and systems, business operations, the technology industry, and public company governance and board service.

Sarah P. Harden has been a member of our board of directors since July 2019. Ms. Harden brings more than two decades of experience in digital media, entertainment and direct-to-consumer video to the Company’s Board. Since January 2018, Ms. Harden has served as the Chief Executive Officer of Reese Witherspoon’s media company Hello Sunshine, which was acquired by Blackstone in August 2021. Prior to that, Ms. Harden held executive-level positions at Otter Media/The Chernin Group from 2013 to 2018, including President and Executive Vice President. Ms. Harden previously served as board member of privately held ESPN-Star Sports, Star China Media and The Moby Group and as a board director overseeing successful acquisitions and exits of private portfolio companies including Crunchyroll, Fullscreen, Roosterteeth, McBeard, and Stagebloc. Ms. Harden received her MBA from Harvard Business School and graduated with honors with a B.A. in international relations from The University of Melbourne. Ms. Harden brings to the board extensive experience leading and growing digital video, media and entertainment companies.

James Rossman has been a member of our board of directors since April 2020. He previously served as a member of Telaria’s board from January 2011 until April 2020, and served as Chairman of Telaria’s board from August 2012 to May 2013. Mr. Rossman currently serves as an Operating Partner at Silver Lake, a global private equity firm focused on investments in technology, technology-enabled and related industries. From November 2012 to April 2018, he served as Special Advisor to General Atlantic, a global growth equity firm. From April 2009 to June 2012, he served in various roles at AKQA Inc., a digital services company, including President and Chief Operating Officer. From April 2001 to March 2009, Mr. Rossman served in several roles at Digitas, Inc., an integrated advertising agency and a member of the Publicis Groupe, S.A. (as of 2007), including as Chief Operating Officer. Mr. Rossman received a B.A. in economics from Trinity College and an M.M.M. from the Kellogg School of Management at Northwestern University. Mr. Rossman brings significant experience in operating and managing media agencies and advertising technology companies.

Diane Yu has been a member of our board of directors since March 2022. She is currently the co-founder and CEO of TidalWave Tech Inc., a loan origination platform facilitated by GPT powered chatbot. She served as the Chief Technology Officer of Better Holdco, Inc., which operates Better.com, an online platform for mortgage origination and related services, from January 2021 to April 2022, and she currently serves as an advisor to Better. Ms. Yu is the Co-Founder of FreeWheel Media, Inc., which provides a technology platform for the management and monetization of digital television advertising, and served as its Chief Technology Officer from 2007 to 2014, when FreeWheel was acquired by Comcast. Following the sale, Ms. Yu served as Chief Technology Officer of Comcast’s Advanced Advertising Division. Prior to co-founding FreeWheel, Ms. Yu spent over nine years at DoubleClick, where she served as the Vice President of engineering from 2005 until 2007. She received her Bachelor’s degree from Peking University in 1995 and a Master’s degree in Mathematics from the University of Ohio in 1998. Ms. Yu brings to the board extensive experience building, leading and scaling engineering teams for large digital advertising technology companies.

Incumbent Directors – Class II

Michael G. Barrett has been a member of our board of directors and has served as our Chief Executive Officer since March 2017. Mr. Barrett has also served as our President since March 2017, except for the period from April 2020 to June 2020. Mr. Barrett previously served as the President of Ichabod Farm Ventures LLC, an investment company that he founded. From January 2014 to December 2015, he served as President and Chief Executive Officer of Millennial Media, Inc. From July 2012 to December 2012, Mr. Barrett served as Global Chief Revenue Officer and Executive Vice President at Yahoo! Inc. Prior to Yahoo!, from January 2012 to July 2012, Mr. Barrett served as Director at Google Inc., where he led the integration efforts following Google’s acquisition of AdMeld Inc., a global supply side platform solution for premium publishers. Mr. Barrett previously served as Chief Executive Officer at AdMeld from November 2008 to December 2011. Mr. Barrett also held senior positions at AOL, Fox Interactive Media and Disney Online. Mr. Barrett served on the board of directors of Media Math, a demand-side platform, from January 2013 to April 2020. Mr. Barrett brings to the board extensive experience in digital advertising and advertising technology, as well as significant executive management expertise.

Rachel Lam has been a member of our board of directors since April 2020. She previously served as a member of Telaria’s board since May 2013. Ms. Lam is the Co-Founder and Managing Partner of Imagination Capital, an early stage venture capital firm founded in 2017. She has served on the board of Porch Group, Inc., a Nasdaq listed company that provides software and services to home service companies, since August 2021, where she is also the chair of the nominating and governance committee, and on the board of Innovid, Inc., a NYSE listed company that operates a leading CTV advertising delivery and measurement platform, since December 2021. From 2003 to 2017, Ms. Lam served as Group Managing Director of the Time Warner Investments Group, the strategic investing arm of Time Warner Inc. She managed Time Warner’s investments in numerous digital media companies, and served on the board of directors of privately held Maker Studios and Bluefin Labs prior to their sales to the Walt Disney Company and Twitter, respectively. Ms. Lam received a B.S. in industrial engineering and operations research from U.C. Berkeley and an M.B.A. from Harvard Business School. Ms. Lam brings to the board extensive experience investing in early and late stage digital media and technology companies, as well experience in banking and mergers and acquisitions.

Robert F. Spillane joined our board of directors in connection with our initial public offering in April 2014. From 1998 to 2017, Mr. Spillane was a Managing Principal at DigaComm, L.L.C., a private investment firm that leads early-stage venture capital transactions, primarily involving companies in technology and digital media. Mr. Spillane was formerly a Principal and President and CEO of the investment group DM Holdings, Inc., which was formed in 1991 to acquire Donnelley Marketing, Inc. from The Dun and Bradstreet Corporation. Donnelley Marketing was a leading direct marketing and information services company. Mr. Spillane served as President and CEO, and on the board of directors of Donnelley Marketing, Inc. Prior to joining DM Holdings, Mr. Spillane was the Executive Vice President of Diamandis Communications, Inc., then a leading consumer magazine publisher, formed in 1987 in a leveraged buyout of CBS Magazines from CBS Inc., and also served as a member of the Diamandis board of directors from 1987 to 1990. Prior to Diamandis, Mr. Spillane held various executive positions with CBS, Inc., including Senior Vice President Group Publisher, Vice President of Circulation, Vice President General Manager of the CBS Special Interest Magazine Group, and Vice President Sales and Marketing of Fawcett Books. His ten-year career at CBS culminated in service from 1985 to 1987 as Senior Vice President, Publishing of CBS Magazines. In that capacity, he was directly responsible for 10 magazines. From 1972 to 1977, Mr. Spillane held various positions with Chesebrough Ponds, Inc. Mr. Spillane also served on the board of directors of TVSM, Inc., a private media company, from 1992-1998. Mr. Spillane brings to the board expertise in the publishing and advertising businesses, as well as significant experience with operations and mergers and acquisitions.

Vote Required for Election of Directors

Our bylaws provide that, in an uncontested election, each director nominee must receive a majority of votes cast in order to be elected to our board of directors. A “majority of votes cast” means the number of shares voted FOR a director nominee exceeds the number of shares voted AGAINST that director nominee. Each of our director nominees currently serves on the board. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the board as a “holdover director.” Our Corporate Governance Guidelines provide that each incumbent director nominee who is not re-elected is expected to submit to the board his or her resignation from our board of directors and all committees thereof. The nominating and governance committee, composed entirely of independent directors, will evaluate and make a recommendation to the board with respect to any submitted resignation and the board must decide whether to accept or reject the resignation, or to take other action, within 90 days following certification of the stockholder vote. No director may participate in the nominating and governance committee or the board’s consideration of his or her own resignation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF PAUL CAINE, DOUG KNOPPER, AND DAVID PEARSON AS CLASS III DIRECTORS.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2023, and has further directed that management submit the selection of Deloitte as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has served as our independent registered public accounting firm since 2018. Although stockholder approval of the selection of Deloitte is not required by law, our board of directors believes it is advisable as a matter of good corporate governance to give stockholders an opportunity to ratify this selection. If this proposal is not ratified at the Annual Meeting, the audit committee may (but will not be required to) reconsider its selection of Deloitte. Even if the selection is ratified, the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

The aggregate fees billed for audit and other services provided in the last two fiscal years by Deloitte are as follows:

Fee Category	2022	2021
Audit Fees(1)	$3,101,000	$3,136,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	3,790	3,790
Total	$3,104,790	$3,139,790

(1)Audit Fees cover professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)All Other Fees in 2021 and 2022 related to license fees for accounting research software.

Pre-Approval Policy and Procedures

The audit committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services that are to be provided by our independent registered public accounting firm. The audit committee will not approve non-audit services that the independent registered public accounting firm is not permitted to perform under the rules of the SEC and Public Company Accounting Oversight Board.

On an annual basis, the independent registered public accounting firm will propose to the audit committee an audit plan and engagement letter describing the services the auditor expects to provide and related fees. The final engagement letter and fees agreed by the Company acting pursuant to the direction of the audit committee, and all of the services covered by the final engagement letter, will be considered pre-approved by the audit committee.

The audit committee or the Chair of the audit committee acting by delegated authority will approve, if necessary, any changes in terms, conditions and fees under the engagement letter resulting from changes in the audit scope, company structure or other matters.

The audit committee has delegated to the Chair of the audit committee the authority to approve on a case-by-case basis any audit or non-audit services, in amounts up to $200,000 (1) per engagement, (2) per additional category of services, or (3) in excess of pre-approved amounts for the specified service. The Chair then reports any services so approved to the audit committee at its next regularly scheduled meeting.

All services rendered for fiscal 2022 and fiscal 2021 were pre-approved by the audit committee in accordance with the audit committee’s pre-approval policies and procedures described above.

Vote Required for Ratification of the Selection of our Independent Registered Public Accounting Firm

Ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Abstentions will be considered as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the executive compensation tables and the related narrative disclosure contained in this proxy statement.  As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on motivating employees through performance-based variable compensation while ensuring that executives are strongly aligned with the creation of long-term value for stockholders.  Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to successfully lead the Company in a competitive environment.

Accordingly, the board of directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the board of directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. The board of directors has adopted a policy of providing for annual advisory votes to approve executive compensation. Unless the board of directors modifies its policy on the frequency of holding such advisory votes, the next such advisory vote will occur in 2024.

Vote Required for Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

Approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — APPROVAL OF THE MAGNITE, INC. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Executive Summary

In order to continue to provide eligible employees, officers, non-employee directors, and consultants of Magnite, Inc. (the “Company”) and its affiliates with equity-based incentives, on April 20, 2023, the Board of Directors of the Company (the “Board”) approved, subject to stockholder approval, the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan (the “Plan”). The Board is submitting the Plan to the stockholders for their approval at the Annual Meeting.

The 2014 Equity Incentive Plan originally became effective as of April 1, 2014 (the “Original Plan”). Per the terms of the Original Plan, grants of equity awards may not be made on or after the 10 year anniversary of the board adoption date of the Original Plan, or November 14, 2023. As of April 20, 2023, an aggregate of 14,443,871 shares of common stock remained available for new grants under the Original Plan for the grant of equity-based incentives, including 2,119,368 shares that were added to the Original Plan from the shares remaining available under the Telaria, Inc. 2013 Equity Incentive Plan, as amended, in connection with the Telaria Merger (the “Telaria Shares”). In accordance with applicable Nasdaq listing standards, the Telaria Shares added to the Original Plan are currently only available for grant under the Original Plan to pre-existing Telaria employees or individuals hired following the Telaria Merger (the “Telaria Share Restrictions”). The Company believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders. If the Plan is approved by our stockholders, the aggregate maximum number of shares of common stock that may be issued pursuant to stock awards will increase by 8,056,129 shares of common stock (the “Additional Shares”). Assuming the Additional Shares were available as of April 21, 2023, the aggregate maximum number of shares of common stock that would be available for issuance as of such date, or the Share Reserve, would be 22,500,000 (which is the sum of (1) the 14,443,871 shares of common stock that remained available for new grants under the Original Plan as of April 20, 2023, inclusive of the 2,119,368 Telaria Shares, plus (2) 8,056,129 additional shares of common stock). The Share Reserve will increase from time to time by the number of shares of common stock subject to outstanding stock awards granted under the Original Plan prior to April 21, 2023 that on or after April 21, 2023 cease for any reason to be subject to such stock awards (other than by reason of exercise or settlement of the stock awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock). By approving the Plan, stockholders are approving both the Additional Shares plus the Telaria Shares, such that all such shares will be available for grant under the Plan without being subject to the Telaria Share Restrictions. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and Company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. Without approval of the Plan, the Company will be constrained in its ability to use equity as a component of its compensation philosophy, a result that would put the Company at a considerable competitive disadvantage to its direct and indirect competitors in attracting and retaining the special high level professional employees on which the Company’s success is largely dependent.

We typically grant awards to all new hires, and all employees are eligible for merit-based annual refresh awards. We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. We believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as effectively as a program that includes equity.

When approving the Plan, the Board considered, among other things, the following:

•potential dilution to its current stockholders as measured by burn rate and overhang (as described in “Key Data” below);

•the policies and preferences of our stockholders;

•the policies and recommendations of stockholder advisory firms like Glass Lewis and Institutional Shareholder Services; and

•the continued importance of motivating, recruiting, and retaining key employees who are highly sought after in a very competitive job market.

Reasons for the Proposal

The Board unanimously recommends that the Company’s stockholders approve the Plan. The Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in helping the Company compete more effectively for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate, and retain employees, officers, directors, and consultants, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company’s stockholders.

If the Plan is not approved, the number of shares currently available under the Original Plan is not projected to be sufficient to cover all of our future equity compensation needs, and we will no longer be able to issue any equity awards under the Original Plan once it expires. Thus, if the Plan is not approved, we may not be able to provide persons eligible for awards who are presently providing services to the Company with compensation packages that are necessary to retain and motivate these individuals. In addition, if the Plan is not approved, we may not be able to provide potential new hires with compensation packages necessary to attract and motivate them. If approved, the Board believes that the shares available under the Plan will be sufficient to fund the Company’s equity compensation needs for approximately three years.

Key Data

When approving the Plan, the Board considered the burn rate with respect to equity awards granted by the Company, as well as the Company’s overhang. The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average common stock outstanding during the year. Overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans divided by the total common stock outstanding. The Company’s three-year average burn rate for the last three fiscal years was approximately 5.4% and the Company’s overhang as of April 20, 2023 was approximately 25.4%. If the Plan is approved, the Company’s overhang would increase to approximately 31.2%.

As of April 20, 2023, equity awards outstanding under the Company’s equity plans (consisting of the Original Plan, the Company’s 2014 Inducement Grant Equity Incentive Plan, and the Company’s 2007 Stock Incentive Plan, as well as the following plans assumed in connection with corporate transactions: the nToggle, Inc. 2014 Equity Incentive Plan, the Telaria, Inc. 2013 Equity Incentive Plan, as amended, and the Tremor Media, Inc. 2008 Stock Plan, as amended) were approximately: 4,474,329 stock options, zero unvested restricted shares, 14,313,908 restricted stock units and 966,976 performance-based restricted stock units (at target). As of April 20, 2023, the Company had 14,674,937 shares of common stock available for future grant under our equity plans (not including our employee stock purchase plan) and 135,513,598 shares of common stock outstanding.

As of April 20, 2023, the average weighted per share exercise price of all outstanding stock options (whether granted under Company-originated equity plans or assumed in connection with corporate transactions) was $8.88 and the weighted average remaining contractual term was 5.8 years.

Promotion of Good Corporate Governance Practices

The Plan provides for the following:

•stock options and stock appreciation rights may not have a term in excess of ten years and may not be granted at a discount to the fair market value of our common stock on the grant date;

•no repricing of stock options and stock appreciation rights without the approval of stockholders;

•no annual “evergreen” provision that automatically increases the number of shares available for issuance; instead, stockholders approval is required for any increases in the share reserve;

•no excise tax gross-ups;

•annual limits on equity compensation that may be awarded to non-employee directors;

•one-year minimum vesting periods on all awards to employees;

•in no event will dividends or dividend equivalents be paid with respect to unvested or unexercised awards; and

•the administrator may cancel outstanding awards or, in some cases, “claw back” awards previously granted in the event of a violation of the Company’s clawback policy.

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Appendix A to this Proxy Statement. Stockholders are encouraged to read the text of the Plan in its entirety.

Purpose

The Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and provide a means by which the eligible recipients may benefit from increases in the value of our common stock.

Administration

The Board has the authority to administer the Plan, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the Plan and awards, including the ability to correct any defect, omission or inconsistency in the Plan or any award document; (iii) settle all controversies regarding the Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) suspend or terminate the Plan; (vi) amend the Plan; (vii) submit any amendment to the Plan for stockholder approval; (viii) approve forms of award documents for use under the Plan and amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate. The Board may delegate some or all administration of the Plan to a committee of one or more directors and/or an officer in accordance with the provisions or and subject to the terms set forth in the Plan. All determinations, interpretations and constructions made by the Board (or another authorized committee or officer exercising powers delegated by the Board) in good faith will be final, binding and conclusive on all persons.

Eligible Participants

Awards may be granted to employees, including officers, non-employee directors and consultants of the Company and its affiliates. As of April 20, 2023, approximately 900 employees and 10 non-employee directors were eligible to participate in the Plan. Options intending to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) may only be granted to employees of the Company or any subsidiary.

Available Shares

Subject to adjustment for certain dilutive or related events, if approved by stockholders, an additional 8,056,129 shares of common stock will be authorized for issuance under the Plan. Assuming the Additional Shares were available as of April 21, 2023, the aggregate maximum number of shares of common stock that would be available for issuance as of such date, or the Share Reserve, would be 22,500,000. None of the Shares in the Share Reserve will be subject to the Telaria Share Restrictions. The Share Reserve will increase from time to time by the number of shares of common stock subject to outstanding stock awards granted under the Original Plan prior to April 21, 2023 that on or after April 21, 2023 cease for any reason to be subject to such stock awards (other than by reason of exercise or settlement of the stock awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock). The Share Reserve will not be reduced if an award or any portion thereof (i) expires or terminates without all of the shares covered by such award having been issued or (ii) is settled in cash. If any shares of common stock issued under an award are forfeited back to or repurchased by the Company, such shares will revert to and again be made available for issuance under the Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of an award will also again become available for issuance under the Plan.

The aggregate maximum number of shares of common stock that may be issued on the exercise of incentive stock options is 22,500,000.

Shares issued under the Plan may consist of authorized but unissued or reacquired common stock of the Company, including shares repurchased by the Company on the open market or otherwise.

Non-Employee Director Awards

In addition to any stock awards that may be granted on a discretionary basis to non-employee directors under the Plan, each director who for the 180 days before the applicable grant date (as described below) has not been either (i) an employee of the Company or any of its subsidiaries or (ii) a consultant for the Company or any of its subsidiaries, will be automatically granted, as applicable, an initial stock award upon commencement of service on the Board and an annual stock award in connection with the Company’s annual meeting of stockholders, pursuant to the provisions set forth in the Plan.

Termination and Amendment

The Board may amend the Plan as it deems necessary or advisable. If required by applicable law, the Company will seek stockholder approval of any amendment of the Plan that materially (A) increases the number of shares available for issuance under the Plan, (B) expands the class of individuals eligible to receive awards, (C) increases the benefits accruing to participants under the Plan, (D) reduces the price at which shares of common stock may be issued or purchased under the Plan, (E) extends the term of the Plan, or (F) expands the types of awards available for issuance under the Plan. Except as otherwise provided in the Plan or an award document, no amendment of the Plan will materially impair a participant’s rights under an outstanding award without the participant’s written consent. The Board may suspend or terminate the Plan at any time. No awards may be granted under the Plan after April 20, 2033. No awards may be granted under the Plan while the Plan is suspended or terminated.

Awards

The Plan authorizes the administrator to grant awards to eligible participants in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards, any of which may be performance-based.

Stock Options

A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price may not be less than the fair market value of the stock subject to the option on the date the option is granted (or, with respect to incentive stock options, may not be less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, or a Ten Percent Stockholder), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or after five years, in the case of an incentive stock option issued to a Ten Percent Stockholder).

Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable in cash, check, bank draft, money order, net exercise or as otherwise determined by the Board and set forth in the award agreement, including through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option and the delivery of previously owned shares. The vesting schedule applicable to any option, including any performance conditions, will be as set forth in the award agreement.

Stock Appreciation Rights

A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash, shares of stock or a combination thereof, as determined by the Board, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, will be as set forth in the award agreement.

Provisions Applicable to Both Stock Options and Stock Appreciation Rights

Transferability. The Board may, in its sole discretion, impose limitations on the transferability of options and SARs. Unless the Board provides otherwise, an option or SAR will not be transferable except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant. The Board may permit transfer of an option or SAR in a manner not prohibited by applicable law. Subject to approval by the Board, an option or SAR may be transferred pursuant to the terms of a domestic relations order or similar instrument or pursuant to a beneficiary designation.

Termination of Service. Except as otherwise provided in an applicable award document or other agreement between a participant and the Company, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s disability, unless otherwise provided in an applicable award or other agreement, the participant may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of twelve (12) months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death, unless otherwise provided in an applicable award or other agreement, the participant’s estate may exercise the option or SAR (to the extent such award was exercisable as of the termination date) for a period of eighteen (18) months following the termination date or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award.

No Dividends or Dividend Equivalents. No options or SARs may provide for the payment of dividends or dividend equivalents thereon.

Restricted Stock and Restricted Stock Units

Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or the satisfaction of performance conditions) and terms as the Board deems appropriate. Restricted stock units, or RSUs, are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment and/or the satisfaction of performance conditions) and terms as the Board deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, and transferability. No dividends or dividend equivalents may be paid or settled unless and until, and only to the extent that, the underlying award vests.

Other Stock Awards

The Plan permits the grant of other forms of stock awards valued in whole or in part by reference to, or otherwise based on, the common stock of the Company, including the appreciation in value thereof. Subject to the provisions of the Plan, the Board has the sole and complete authority to determine the persons to whom and the times at which such other stock awards may be granted and other provisions related thereto, including any vesting provisions (which may be based on continued employment and/or the satisfaction of performance conditions). No dividends or dividend equivalents may be paid or settled unless and until, and only to the extent that, the underlying award vests.

Performance Criteria

The Board may establish performance criteria and level of achievement versus such criteria that will determine the number of shares or units to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations.

For purposes of the Plan, the term “performance criteria” may be based on any one of, or combination of, the following as determined by the Board: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest, taxes, depreciation and amortization, or some of them, or and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return, calculated either solely with respect to the Company’s performance or relative to a benchmark; (16) market share; (17) return on assets or net assets; (18) the Company’s stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; and (37) any other measure or metric the Board deems appropriate.

Minimum Vesting Requirements

Notwithstanding any other provision of the Plan to the contrary, stock awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant except (i) with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business, (ii) with respect to an award granted to a non-employee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, and (iii) with respect to an initial award granted to a new hire that is approved following such grantee’s commencement of service, and that begins vesting no earlier than the one (1) year anniversary of such grantee’s date of hire; provided, that up to 5% of the aggregate number of shares authorized for issuance under the Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the administrator determines appropriate; and, provided, further, that the foregoing restriction does not apply to the administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of termination of employment, retirement, death, disability or a change in control, in the terms of the award or otherwise.

Adjustments of and Changes in the Stock

In the event of any change in the capitalization of the Company, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Unless provided otherwise in an award or other agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of Company common stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to the Company’s repurchase rights or subject to forfeiture may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

In the event of Corporate Transaction (as defined in the Plan), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as determined by the Board (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;

(v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award; and

(vi) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment equal to the excess, if any, of (A) the value in the Corporate Transaction of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, referred to as a Successor Corporation, unless the Successor Corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control (as defined in the Plan) as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

Stock Options

Incentive stock options (“ISOs”) and nonstatutory stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date (the “Spread Value”) will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods and there is Spread Value, the optionee will recognize both ordinary income and capital gain on the Spread Value in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the Spread Value on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for more than one year following exercise. The Company does not receive a deduction for any such gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the Spread Value on the amount of any cash paid or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or stock units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election.

Company Deduction and Section 162(m)

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. Thus, certain compensation attributable to awards may be nondeductible to the Company due to the application of Section 162(m) of the Code.

Withholding Taxes

The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant who is an employee in connection with awards made under the Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

Plan Benefits; Market Value of Securities

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. However, each non-employee director is expected to receive an annual award of restricted stock units on the date of the 2023 Annual Meeting of Stockholders with a target value of approximately $170,000. As of April 20, 2023, the closing price of a share of the Company’s common stock was $9.34. The following table sets forth, with respect to the individuals and groups named below: the aggregate number of shares of common stock subject to options granted under the Original Plan (whether or not outstanding, vested or forfeited, as applicable) as of April 20, 2023.

Name of Individual or Group	Number of Options Granted (#)
Michael Barrett President, Chief Executive Officer and Director	1,874,172
David Day Chief Financial Officer	627,588
Sean Buckley Chief Revenue Officer	129,896
Katie Evans Chief Operating Officer	290,538
Adam Soroca Chief Product Officer	347,650
J. Allen Dove Former Chief Technology Officer	112,674
All current executive officers as a group	3,480,682
All current non-employee directors as a group	407,653
Each nominee for election as a director	—
Each associate of any such directors, executive officers, or nominees	—
Each other person who received or is to receive five percent of such options, warrants or rights	—
All other current employees (including all current officers who are not executive officers) as a group	2,135,242

Registration With the SEC

We intend to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the Plan in the third quarter of calendar year 2023.

Vote Required for approval of the Amended and Restated 2014 Equity Plan

Approval of the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Abstentions will be considered as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MAGNITE, INC. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN.

PROPOSAL 5 — APPROVAL OF THE MAGNITE, INC. AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN

Executive Summary

In order to continue to enable eligible employees to purchase shares of our common stock at a discount, on April 20, 2023, the Board approved, subject to stockholder approval, the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (the “ESPP”). The Board is submitting the ESPP to the stockholders for their approval at the Annual Meeting.

The 2014 Employee Stock Purchase Plan originally became effective as of April 1, 2014 and was subsequently amended and restated on July 26, 2018 (the “Original ESPP”). As of April 20, 2023, an aggregate of 5,169,575 shares of common stock remained available for issuance under the Original ESPP. We are not asking stockholders for an increase in shares under the ESPP. The Original ESPP is scheduled to expire in 2024. Therefore, the only changes being made to the Original ESPP are to extend the term for an additional ten years and to remove the evergreen provision.

Reasons for the Proposal and Key Data

The Board unanimously recommends that the Company’s stockholders approve the ESPP. The Company believes that the ESPP is an essential tool that helps us compete for talent in the labor markets in which we operate. We also believe the ESPP is a crucial element in rewarding and encouraging current employees,which promotes stock ownership by employees and therefore aligns their interests with those of our stockholders. Without stockholder approval of this proposal, we believe our ability to attract and retain talent would be hampered, and our recruiting, retention and incentive efforts would become more difficult. If the ESPP is not approved, the ESPP will expire in 2024.

In determining to not request any additional shares under the ESPP, the Board considered the Company’s expectation that the 5,169,575 shares of common stock currently remaining available under the Original ESPP should last for approximately 10 years. In the event that more shares of common stock are required for the ESPP in the future, the prior approval of our stockholders will be required.

Plan Summary

The following summary of the material terms of the ESPP is qualified in its entirety by reference to the complete statement of the ESPP, which is set forth in Appendix B to this Proxy Statement. Stockholders are encouraged to read the text of the ESPP in its entirety.

Purpose

The purpose of the ESPP is to provide an opportunity for eligible employees of the Company and its participating subsidiaries to purchase shares of common stock of the Company at a discount, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Under an employee stock purchase plan that qualifies under Section 423, no U.S. taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. U.S. taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the ESPP or in the event the participant should die while still owning the purchased shares of common stock. The ESPP also authorizes the grant of rights to purchase shares of common stock that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator of the ESPP to achieve tax or other objectives in particular locations outside of the United States or to achieve other business objectives.

Administration

The Board has appointed the Compensation Committee to administer the ESPP, provided that the Board may remove the Compensation Committee as administrator at any time. The Compensation Committee has the authority and responsibility for the day-to-day administration of the ESPP, the authority and responsibility specifically provided in the ESPP and any additional duty, responsibility and authority delegated by the Board, which may include any of the functions assigned to the Board in the ESPP. The Compensation Committee may delegate to a sub-committee or to an officer or officers of the Company the day-to-day administration of the ESPP. The Compensation Committee has full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the ESPP, to construe and interpret the provisions and supervise the administration of the ESPP, to make factual determinations relevant to ESPP entitlements and to take all action in connection with administration of the ESPP as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Compensation Committee are final and binding upon all participants.

Eligible Participants

All of our employees who work 20 or more hours per week or for five or more months per year that are employed at the beginning of an enrollment period are generally eligible to participate in the ESPP. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in the ESPP cannot participate in the ESPP. As of April 20, 2023, approximately 900 employees were eligible to participate in the ESPP.

Number of Shares and Market Price of Shares Available under the ESPP

A total of 525,000 shares of common stock were initially authorized and reserved for issuance under the Original ESPP. The Original ESPP provided for an automatic annual increase in the number of shares available under the Original ESPP on January 1 of each year from 2015 through 2024 equal to the lesser of (i) one percent of the number of shares issued and outstanding on the immediately preceding December 31 or (ii) a lesser number of shares determined by the Board. A total of 6,686,948 shares of common stock became available for issuance under the Original ESPP as a result of the automatic annual provision. If the ESPP is approved pursuant to this proposal 5, the automatic annual increase provision will terminate such that no automatic annual increase will occur on January 1, 2024 or any subsequent anniversary. Because we are not seeking to add any additional shares to the ESPP, if stockholders approve this proposal, the 5,169,575 shares of common stock that remained available for issuance under the Original ESPP as of April 20, 2023 will be the number of shares available under the ESPP. Notwithstanding the foregoing, the maximum number of shares of common stock that may be issued to any employee in a given offering period is 5,000, provided that the Compensation Committee may change this limitation at any time on a prospective basis to apply to future offering periods. As of April 20, 2023, the closing price of a share of the Company’s common stock was $9.34.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP by completing, signing and submitting to the Company an enrollment form in a form and manner and by the deadline set by the administrator. Each employee who joins the ESPP (a “participant”) is granted a right to purchase shares of common stock on the first day of each offering period (the “offering date”) while participating in the ESPP and, once enrolled, is automatically re-enrolled in the subsequent offering period. An employee may cancel his or her enrollment in an offering period at any time (subject to ESPP rules).

Participants contribute to the ESPP through payroll deductions or, if permitted by the administrator, through other means specified by the administrator. Participants generally may contribute a minimum of 1% and up to a maximum of 10% of their eligible compensation through after-tax payroll deductions. A participant may not increase but may decrease his or her contribution percentage by following procedures established by the administrator. In addition to the 5,000 share limit for each offering period, no participant will have the right to purchase shares of our common stock in an amount, when aggregated with purchase rights under all our employee stock purchase plans that are also in effect in the same calendar year, that has a fair market value of more than $25,000, determined as of the first day of the applicable offering period, for each calendar year in which that right is outstanding.

Offering Period and Purchase Price

No offering period can run for more than 27 months. The terms of each offering period are established by the Compensation Committee in accordance with the terms of the ESPP. Once established, the Compensation Committee has the authority to change the frequency and/or duration of future offering periods if such change is announced prior to the scheduled occurrence of the enrollment period for the first offering period to be affected thereunder. Currently, the ESPP consists of a series of six-month successive offering periods. The purchase price for shares of our common stock purchased under the ESPP will be not less than 85% of the lesser of the fair market value of our common stock on (i) the first trading day of the applicable offering period and (ii) the last trading day of the applicable offering period.

Termination of Participation

Participation in the ESPP generally terminates when a participating employee’s employment ceases for any reason, the employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to the deadline, specified by the administrator. Upon withdrawal from the ESPP, generally the employee will receive the return of any remaining amounts not used to purchase shares that have been credited to his or her account, without interest (unless otherwise required by applicable law), and his or her payroll withholdings or contributions under the ESPP will cease.

Non-Transferability

Rights to purchase shares of common stock and any other rights and interests under the ESPP may not be assigned, transferred, pledged or otherwise disposed of.

Adjustments; Certain Transactions

In the event of any change in the capitalization of the Company, the Board will appropriately and proportionally adjust the type and number of securities covered by each option under the ESPP which has not yet been exercised and the type and number of securities which have been authorized and remain available for issuance under the ESPP, as well as the maximum number of securities which may be purchased by a participant in an offering period, and the price per share covered by each option under the ESPP which has not yet been exercised. If we experience a proposed liquidation or dissolution, any offering period will terminate immediately prior to the consummation of such transaction unless otherwise provided by the Board in its sole discretion and all outstanding purchase rights will automatically terminate and the amounts of all payroll deductions will be refunded without interest to the participants. In the event of a proposed sale of all or substantially all of our assets, or our merger or consolidation or similar combination of the Company with or into another entity, then in the sole discretion of the Board, (1) each purchase right will be assumed or an equivalent right substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date will be treated as a purchase date, and all outstanding purchase rights will be exercised on such date, (3) all outstanding purchase rights will terminate and the accumulated payroll deductions will be refunded without interest to the participants, or (4) outstanding purchase rights will continue unchanged.

Amendment and Termination

The ESPP will continue for a period of ten years from the date of stockholder approval unless sooner terminated by the Board. The Board may, in its sole discretion, terminate or suspend the ESPP, or revise or amend it in any respect, and the Compensation Committee may revise or amend the ESPP consistent with the exercise of its duties and responsibilities as set forth in the ESPP or any delegation thereunder, except that, without approval of the stockholders, no such revision or amendment will increase the number of shares subject to the ESPP, other than in connection with an adjustment as described above, or make other changes for which stockholder approval is required under applicable law. Upon a termination or suspension of the ESPP, the Board may in its discretion (i) return without interest, the payroll deductions credited to participants’ accounts to such participants or (ii) set an earlier purchase date with respect to an offering period then in progress.

U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the ESPP is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423. Participants will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant does not dispose of the shares within one year after the purchase date or two years after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% (or such lesser discount as the Compensation Committee may establish) of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares within one year after the purchase date or two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the fair market value of the shares on the date of disposition and the fair market value on the purchase date will be a capital gain or loss. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

Plan Benefits; Market Value of Securities

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Further, the number of shares of common stock that may be purchased under the ESPP is determined, in part, by the price of our common stock on the first and last day of each offering period, as applicable. Accordingly, the actual number of shares of common stock that may be purchased by any eligible individual is not determinable.

For illustrative purposes only, the following table sets forth, with respect to the groups named below, the number of shares of common stock that were purchased through April 20, 2023 under the ESPP.

Name of Individual or Group	Number of Shares Purchased (#)
Michael Barrett President, Chief Executive Officer and Director	18,944
David Day Chief Financial Officer	4,543
Sean Buckley Chief Revenue Officer	—
Katie Evans Chief Operating Officer	—
Adam Soroca Chief Product Officer	—
J. Allen Dove Former Chief Technology Officer	1,538
All current executive officers as a group	29,030
All current non-employee directors as a group	—
Each nominee for election as a director	—
Each associate of any such directors, executive officers, or nominees	—
Each other person who received or is to receive five percent of such options, warrants or rights	—
All other current employees (including all current officers who are not executive officers) as a group	1,175,120

Vote Required for approval of the Amended and Restated 2014 Employee Stock Purchase Plan

Approval of the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Abstentions will be considered as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MAGNITE, INC. AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business and to seek to serve the long-term interests of stockholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines which direct our board’s actions with respect to, among other things, the composition and director qualifications of our board of directors, the composition of the standing committees of our board of directors, director orientation and continuing education, stockholder communications with our board of directors, succession planning and the annual performance evaluation of our board of directors. A current copy of our Corporate Governance Guidelines is available on our website at http://investor.magnite.com.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market of The Nasdaq Stock Market LLC (“Nasdaq”), which requires that a majority of a listed company’s board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating/corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has any material relationships with us. As a result of this review, our board of directors has determined that Mr. Frankenberg, Ms. Harden, Mr. Knopper, Ms. Lam, Mr. Pearson, Mr. Rossman, Mr. Spillane, Ms. Troe and Ms. Yu are independent directors as defined under the listing requirements and rules of Nasdaq for purposes of service on the board of directors. Mr. Barrett is not considered independent because he currently serves as our Chief Executive Officer. Mr. Caine is not considered independent due to his previous service as Executive Chairman and Interim Chief Executive Officer of Telaria.

In addition to qualifying as “independent” under the listing requirements and rules of Nasdaq, members of the board’s audit committee and compensation committee members must also satisfy additional, heightened independence standards under applicable SEC rules and regulations and Nasdaq listing requirements. Our board of directors has determined that each member of our audit committee and compensation committee satisfies these heightened independence standards.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors will determine in its discretion from time to time whether the roles of Chairman and Chief Executive Officer should be combined or separated. Our board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and to promote open discussion among our non-management directors, our Corporate Governance Guidelines provide that, when the Chairman is a non-independent director, the independent directors will designate an independent director to act as Lead Director.

In April 2020, upon the completion of the Telaria Merger, Mr. Caine was appointed as Chairman of the board. The responsibilities of the Chairman include: (1) leading and presiding at board meetings; (2) assisting in establishing the agenda for each board meeting, with input from the Lead Director, as appropriate; (3) conferring regularly with CEO; (4) consulting with the CEO regarding board meeting schedules and agendas; (5) presiding at executive sessions of the Board, other than sessions consisting solely of independent directors; (6) consulting with committees of the board on matters within the scope of their responsibilities; (7) facilitating communications between directors and between directors and senior management; (8) providing feedback between the CEO and directors regarding strategic issues, board management, and potential conflicts; (9) working with appropriate committees of the board to ensure adequate CEO and senior management succession plans are in place; and (10) being available for consultation and communication with major stockholders upon request.

Because Mr. Caine is not deemed independent, Robert J. Frankenberg has been appointed and currently serves in the role of Lead Director. The responsibilities of the Lead Director include: (1) presiding at meetings of independent directors; (2) if the Chairman is not present, presiding at board meetings and executive sessions of the board; (3) providing input to the CEO and Chairman with respect to the board agenda and schedule; (4) serving as liaison between the independent directors and the Chairman and/or Chief Executive Officer on sensitive matters; (5) being available for consultation and communication with major stockholders upon request; (6) calling meetings of independent directors; and (7) serving as designated director for reviewing stockholder communications.

Board Size and Composition

Our board of directors consists of eleven members. At our annual meeting, the size of the board will be reduced to ten members, as Ms. Troe has decided to not stand for re-election.

Board and Committee Meetings

In 2022, our board of directors met 10 times (5 of which included executive sessions), the audit committee met 4 times, the compensation committee met 9 times, and the nominating and governance committee met 4 times. During 2022, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which the director then served during the time in which he or she served on our board of directors.

Directors are expected to attend the annual stockholders’ meeting absent unusual circumstances. All of our then-serving directors attended the 2022 annual meeting.

Board Committees

Our board of directors has established three standing committees – audit, compensation, and nominating and governance – each of which operates under a written charter that has been approved by our board. Committee membership is indicated in the table above. A current copy of each committee’s charter is posted on the “Corporate Governance” section of our Investor Relations website at http://investor.magnite.com. Each committee reviews and evaluates, at least annually, the performance of the committee and its members and the adequacy of its charter.

Audit Committee

The audit committee is responsible for, among other things, providing assistance to the board of directors in fulfilling its oversight responsibilities regarding the integrity of our financial statements, our compliance with applicable legal and regulatory requirements, the integrity of our financial reporting processes, including our systems of internal accounting and financial controls, the performance of our internal audit function and our independent registered public accounting firm, our financial policy matters and company practices with respect to risk assessment and risk management. The audit committee approves the services performed by our independent registered public accounting firm and reviews their reports regarding our accounting practices and systems of internal control over financial reporting, as applicable. The audit committee also oversees the audit efforts and confirms the independence of our independent registered public accounting firm. Our board of directors has determined that each member of our audit committee satisfies the financial literacy requirements of the SEC and Nasdaq, and that each of Mr. Pearson, Ms. Troe, Ms. Lam, Mr. Rossman and Mr. Spillane qualifies as an “audit committee financial expert,” as defined in the SEC rules.

Compensation Committee

The compensation committee is responsible for, among other things, overseeing our overall compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee also reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations and reviews, and, except with respect to his own compensation, based on the recommendation of the CEO, determines any employment-related agreements and any proposed severance arrangements or change in control or similar agreements with these officers. The compensation committee also administers the issuance of equity awards under our stock plans and is permitted to delegate such responsibility to our CEO with respect to employees other than executive officers. The compensation committee is also responsible for the preparation of a report on executive compensation, when and as required by the SEC rules, to be included in our Annual Report and annual proxy statement. Our board of directors has determined that each member of our compensation committee qualifies as a “non-employee director,” within the meaning of Rule 16b-3 of the Exchange Act.

The compensation committee has the authority, in its sole discretion, to retain or obtain the advice of such consultants, outside counsel and other advisers as it determines appropriate to assist it in the full performance of its functions, at the Company’s expense. Since December 2014, the compensation committee has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) annually to act as its independent compensation consultant. During 2022, Semler Brossy’s work with the compensation committee included analysis, advice, and recommendations on total compensation philosophy; peer groups and market assessment and analysis; compensation program design, including program goals, components, and metrics; equity usage and allocation; compensation trends in comparable business sectors and in the general marketplace for senior executives; regulatory factors; severance and change-in-control practices; and the compensation of the chief executive officer and the other named executive officers, including advice on the design of cash-based and equity-based compensation.

Semler Brossy provides analysis and advice regarding our executive compensation practices, including with respect to the amount and form of executive and non-employee director compensation. A representative of Semler Brossy attends meetings at which the compensation committee undertakes significant review of, and/or action with respect to, executive officer or non-employee director compensation. Semler Brossy also consults regularly with the chair of the compensation committee. Semler Brossy reports directly and solely to the compensation committee and performs compensation consulting services for the compensation committee at its request. Semler Brossy is not engaged to perform services directly for our management. The compensation committee has concluded that no conflict of interest exists with respect to its engagement of Semler Brossy nor are there other factors that would adversely impact Semler Brossy’s independence in advising the compensation committee under applicable SEC and Nasdaq rules. The compensation committee reached this conclusion after considering the following six factors, as well as Semler Brossy’s views regarding its independence and other information the compensation committee deemed relevant: (i) the provision of other services to us by Semler Brossy; (ii) the amount of fees received from us by Semler Brossy, as a percentage of the total revenue of Semler Brossy; (iii) the policies and procedures of Semler Brossy that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Semler Brossy consultants with a member of the compensation committee; (v) any of our stock owned by the Semler Brossy consultants; and (vi) any business or personal relationship of the Semler Brossy consultants or Semler Brossy with any of our executive officers.

Nominating and Governance Committee

The nominating and governance committee is responsible for, among other things, developing and recommending to the board of directors criteria for identifying and evaluating candidates for directorships and making recommendations to the board of directors regarding candidates for election or re-election to the board of directors at each annual stockholders’ meeting. In addition, the nominating and governance committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters and sustainability matters relevant to our business, including with respect to company policies, activities, and opportunities. The nominating and governance committee also is responsible for making recommendations to the board of directors concerning the structure, composition and function of the board of directors and its committees. Our board of directors has determined that each member of our nominating and governance committee satisfies the requirements for independence under the rules and regulations of Nasdaq.

Director Candidate Nominating Procedures

The process followed by the nominating and governance committee to identify and evaluate director candidates includes requests for recommendations (which may include through retained third-party search firms, as well as less formal methods such as personal contacts), committee meetings from time to time to evaluate biographical information and material relating to potential candidates, and interviews of candidates by board members. In identifying and evaluating director candidates and determining whether to nominate any particular candidate, the nominating and governance committee considers the director candidates’ specific experience, qualifications, attributes and skills, together with the following general characteristics and qualifications, which are set forth in our Corporate Governance Guidelines:

•highest personal and professional ethics, integrity, and values;

•independent, creative, and disciplined thought processes;

•practical wisdom and mature judgment;

•broad training and experience at the policy-making or strategic level;

•a record of achievement and expertise that is useful to the Company and complementary to the background and experience of other board members, so that a useful balance of members on the board can be achieved and maintained;

•willingness to devote the required amount of time to carrying out the duties and responsibilities of board membership;

•commitment to serve on the board over a period of several years to develop knowledge about the Company;

•unless management directors, independence under relevant standards; and

•diversity of occupational and personal backgrounds among the members of the board.

Diversity of ethnicity, gender, sexual orientation, cultural background and professional experience is a factor that the nominating and governance committee takes into account in identifying director nominees. The nominating and governance committee believes that diversity is important because different points of view and varied board member backgrounds and practical experience can contribute to the quality of the board’s operations and decision-making, and assesses board diversity, among other things, in its periodic assessment of the composition, operation, and effectiveness of the board.

The nominating and governance committee does not assign specific weights to particular criteria, but does believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will facilitate our board’s fulfillment of its responsibilities.

Stockholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates and inclusion in our proxy statement for the 2024 annual meeting of stockholders by submitting their names, together with appropriate biographical information and background materials. Such information should be sent to the Nominating and Governance Committee, c/o Corporate Secretary, Magnite, Inc., 1250 Broadway, 15th Floor, New York, New York 10001. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for other candidates. If our board determines to nominate a stockholder-recommended candidate, then his or her name will be included in our proxy materials, including our proxy card, for the 2024 annual meeting of stockholders.

Board Evaluation Process

Our board of directors and each of our standing committees conducts an annual self-evaluation to assess its performance. Each director participates in these evaluations and our Chief Legal Officer and the Chair of the nominating and governance committee then review and discuss the results with the full board. In addition, as part of the process of considering directors for re-election to the board, individual directors are annually informally evaluated by the nominating and governance committee on the basis of their attendance at meetings and their preparedness, participation, candor and overall contribution to the board, as well as other criteria that the nominating and governance committee deems appropriate.

Communicating with the Independent Directors

Stockholders and other interested parties who wish to communicate on any topic with our board, or with a specific director or directors, including the Chairman or the independent directors as a group, may address such communications to our board of directors c/o Corporate Secretary, Magnite, Inc., 1250 Broadway, 15th Floor, New York, New York 10001.

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Lead Independent Director, with the assistance of our Chief Legal Officer and Chief Financial Officer, is primarily responsible for reviewing communications from stockholders and for providing copies or summaries to the other directors as considered appropriate. In accordance with the procedures outlined in Magnite’s Corporate Governance Guidelines, communications (or summaries thereof) that relate to corporate governance, long-term corporate strategy, and other important substantive matters should be forwarded to the other directors, unless there is a compelling reason not to forward such communications. In general, the director who reviews such communications may decline to forward communications that relate to ordinary business affairs or personal grievances, or are repetitive or duplicative, unless there is a compelling reason to forward such communications.

Board’s Role in Risk Oversight

Our board of directors exercises oversight of risk management consistent with its duty to direct the management of the business and affairs of the Company. The audit committee, pursuant to its charter, is responsible for reviewing company practices with respect to risk assessment and risk management. The audit committee works directly with members of senior management and the Company’s internal audit staff to fulfill this responsibility and reports as appropriate to our board. Our board’s other committees also participate in risk oversight by considering risk aspects of matters within the scope of their responsibilities.

Oversight of risk is also effected by our board as a whole in various ways.

•The board reviews the structure and operation of various departments and functions of the Company. In those reviews, the board discusses with management risks affecting those departments and functions and management’s approaches to mitigating those risks.

•The board reviews and approves each year’s operating plan and budget, and these reviews cover risks that could affect the plan and measures to cope with those risks.

•In its review and approval of our Annual Reports on Form 10-K, the board reviews and discusses with management the Company’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis” sections of the document. The audit committee conducts a similar process quarterly in connection with the preparation of Quarterly Reports on Form 10-Q.

•When the board reviews particular transactions and initiatives that require board approval as a legal matter, or that otherwise merit board involvement, the board generally includes related risk analysis and mitigation plans among the matters addressed with management.

•The board or audit committee meet quarterly with our internal or external cybersecurity resources to review the efficacy of our cybersecurity risk initiatives and related policies and procedures.

The day-to-day identification and management of risk is the responsibility of the Company’s management. As the market environment, industry practices, regulatory requirements, and the Company’s business evolve, it is expected that management and our board will respond with appropriate adaptations to risk management and oversight.

Our board believes that the process it has established to administer the board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the board’s leadership structure described above under “Board Leadership Structure.”

Risk Assessment in Compensation Programs

The compensation committee annually assesses our executive and broad-based compensation and benefits programs on an overall basis to determine whether the programs’ provisions and operations create undesired or unintentional material risk. This risk assessment process takes into account numerous compensation terms and practices that we maintain that aid in controlling risk, including the mix of cash, equity, and near- and long-term incentive programs, the use of multi-year vesting periods for equity awards, and a variety of performance criteria for incentive compensation, the claw-back provisions that apply to our annual incentive cash plan and equity plan, and the cap on the maximum cash incentive awards that can be earned in a given year regardless of company performance. This risk assessment process also includes a review of program policies and practices, program analysis to identify risk and risk controls, and determinations as to the sufficiency of risk identification and risk control, the balance of potential risk to potential reward, and the significance of the programs and their risks to company strategy. Although the compensation committee reviews all significant compensation programs, it focuses on those programs with variable payout, in particular assessing the ability of participants to directly affect payouts, and the controls on such situations.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation programs do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk-management practices; and are adequately supported by the compensation committee’s oversight of our executive compensation programs.

Magnite’s Environmental, Social and Governance Strategy

We believe that a sustainable business strategy that integrates environmental, social and governance (ESG) considerations is key to creating long-term value for our stockholders and other stakeholders. We have a long history of integrating ESG considerations into our mission, business strategy, and operations, and considering the impact we have on our communities. We are focused on addressing these issues, both risks and opportunities, through our corporate strategy. By operating our advertising platforms in a responsible manner, engaging and developing our diverse workforce, and reducing our environmental impact, we aim to provide more sustainable products and services that deliver long-term value for our clients, employees, communities, investors, and other stakeholders.

Our ESG strategy is anchored in three pillars, identified through an ESG materiality assessment in 2021: Talent Engagement, Energy & Environmental Efficiency, and Responsible Advertising & Data Governance. These pillars represent an intersection of our long-term strategic objectives and our stakeholders’ priorities.

Since the Company’s last annual meeting of stockholders, we have taken several important steps to advance our ESG strategy, including:

•Publishing our first disclosure pursuant to the Industry Standards issued by the Sustainability Accounting Standards Board (SASB), an independent standards-setting organization that supports reporting for companies to identify, manage, and communicate financially material sustainability information to their investors;

•Measuring the Company’s Scope 1, Scope 2 and Scope 3 carbon emissions footprint for 2020 and 2021;

•Further defining the three key pillars of Magnite’s initial ESG strategy, including beginning the process of identifying key performance metrics for each pillar; and

•Establishing an internal ESG Committee Charter to govern the practices of the Company’s internal committee that will lead the development and implementation of our ESG strategy and program.

We are committed to maturing our ESG strategy and continuing to enhance our relevant disclosure. We will continue to engage with our investors and other stakeholders to understand their ESG priorities and to solicit feedback on our ESG strategy.

ESG Leadership & Oversight

Both our Board of Directors and Executive Leadership Team are actively engaged in Magnite’s ESG strategy. Within our Board framework, our nominating and governance committee is directly responsible for providing oversight over the sustainability matters relevant to the Company’s business. The committee has embraced the responsibility for overseeing our ESG programs and has had robust discussions covering a variety of ESG issues throughout the past year.

The day-to-day administration of our ESG program is overseen by our internal ESG Committee. This committee consists of senior leaders across the organization representing key business areas, including people, legal, finance, marketing, product management, data operations, and others. The committee is responsible for developing and overseeing the implementation of Magnite’s ESG strategy and related programs, and for providing regular updates to the Executive Leadership Team and nominating and governance committee.

We believe that integrating relevant ESG considerations into our long-term business strategy is key to delivering on our commitments to our stakeholders. We will continue to engage with our investors and other stakeholders to understand their ESG priorities, and we welcome stockholder perspectives and feedback on our ESG strategy.

For more information about our ESG strategy and priorities, and to view our recently published SASB table, please visit our ESG website at https://www.magnite.com/esg/.

Human Capital Management

We recognize that our people are our greatest asset in creating a truly healthy business that delivers great results for employees, clients, stakeholders and the communities we touch. We firmly believe in a culture of transparency and trust, and aim to provide ample opportunity for all employees to ask questions, interface with leadership, and express their preferences. We strive to build a culture of excellence that is high-performing and results-oriented while emphasizing collaboration and innovation and promotes diversity, equity, and inclusion. Magnite’s core values of ‘See the big picture’, ‘Raise the bar’, ‘Empower others’, and ‘Own the results’ are guiding principles of the design and implementation of people-centric programs and initiatives across the organization.

As a global employer, we value the diversity of background and experiences that our employees contribute to our company. In recognition of this, in 2022 we further developed our Magnify Council, an employee-led council focused on evolving our talent engagement practices and ensuring we prioritize what matters most to employees. This includes driving opportunities for employee growth and development, enhancing diversity, equity and inclusion initiatives, and investing in our communities based upon employee input.

Examples of how we highlight our cultural values through employee initiatives include:

•We seek individuals who are committed to seeing the big picture and being catalysts of change

•We ask our employees to empower others, make a difference and ensure our company is an exciting place to work, not just a “job”

•We reward team and individual excellence and are committed to creating an exceptional workplace environment

•We solicit feedback from our employees in annual engagement surveys

•We believe in continual feedback on performance. Our employees set goals at a regular cadence throughout the year and managers provide achievement ratings

•We have a partnership in place with She Runs It, an organization dedicated to the support and advancement of women in all facets of marketing, media and tech, which includes complimentary memberships for all employees, and access to mentoring programs and ongoing programming

•We have a partnership with Percent Pledge, through which we support community investment and employee donation matching to certified non-profits

•We support community investment by matching employee donations to certified non-profits and track our impact via corporate donations, partnerships, and investments

•We report DE&I and CSR measures via a quarterly Transparency Scorecard

•We analyze voluntary employee turnover to understand and address trends

•We give equity to our employees to promote alignment and ownership

•We have a zero tolerance policy for discrimination and harassment

Our employees, and the talent they bring to bear, are our most valuable resource. The global COVID-19 pandemic created unprecedented challenges for our business and our people. In response, we took a number of measures to protect the health and safety of our employees, including deploying a global employee assistance program and launching a digital platform with access to live wellness classes and discussions.

Board Diversity

We seek to have a board that represents diversity of ethnicity, gender, sexual orientation, cultural background and professional experience, and the nominating and governance committee takes these factors into account in identifying director nominees. The nominating and governance committee believes that diversity is important because different points of view and varied board member backgrounds and practical experience can contribute to the quality of the board’s operations and decision-making, and assesses board diversity, among other things, in its periodic assessment of the composition, operation, and effectiveness of the board.

Board Diversity Matrix (As of April 17, 2023)
Board Size:
Total Number of Directors	11
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	4	7	—	—
Number of Directors who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The full text of our Code of Business Conduct and Ethics is posted on the “Corporate Governance” section of our Investor Relations website at http://investor.magnite.com. We intend to post any amendment to our Code of Business Conduct and Ethics, and any waivers of the Code for directors and executive officers, on the same website to the extent required by rules adopted by the SEC and Nasdaq.

Policy Against Hedging and Pledging

We recognize that hedging against losses in company shares may disturb the alignment between stockholders and employees that our equity awards are intended to build. Accordingly, we have incorporated prohibitions on various hedging activities within our Insider Trading Policy, which applies to directors, officers and certain employees who we have designated as insiders, as well as such persons’ family members, life partners, or owned or controlled entities. The policy prohibits all transactions that are designed to hedge or offset any decrease in the market value of our securities, including prepaid variable forward contracts, equity swaps, futures, collars, exchange funds, options, puts and calls. The policy also prohibits pledging shares of our common stock as security as well as short sales and purchases or sales of puts or calls for speculative purposes.

Compensation Committee Interlocks and Insider Participation

Ms. Harden and Messrs. Knopper, Rossman, and Frankenberg served on the Company’s compensation committee during the last completed fiscal year. None of the members of the compensation committee is or has at any time been an officer or employee of the Company. There are no interlocking relationships (and there were no such interlocking relationships during 2022) between our board of directors, executive officers or the compensation committee, on the one hand, and the board of directors, executive officers or the compensation committee of any other company, on the other hand.

DIRECTOR COMPENSATION

Each member of our board of directors who is not employed by us or any of our subsidiaries, referred to as a non-employee director, is compensated for service on our board through a combination of annual cash retainers and equity awards. For purposes of our director compensation program, a non-employee director is a member of our board who is not, and has not been within the previous 180 days, either an employee of ours or any of our subsidiaries or a consultant performing material services to us or any of our subsidiaries. In order to align the interests of non-employee directors and stockholders, equity awards constitute a majority of total director compensation.

Directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors, such as attendance at board or committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws, and they receive coverage under a director and officer insurance policy that we maintain.

2022 Annual Cash Fees

For 2022, directors received annual cash retainer fees as described in the table below for board and committee service. The fees are paid in four equal quarterly advance installments and prorated for any partial year of board service.

Position	Retainer ($)
Board Member	50,000
Audit Committee Chair	24,000
Compensation Committee Chair	15,000
Nominating and Governance Committee Chair	10,000
Audit Committee Member	12,000
Compensation Committee Member	7,500
Nominating and Governance Committee Member	5,000
Board Chairman	75,000
Lead Director	15,000

Equity Awards

In 2022, equity compensation for non-employee directors consisted of (i) an initial equity award with a calculated value of $375,000 for each newly-elected or appointed non-employee director, and (ii) annual awards with a calculated value of $170,000. Equity awards for directors consisted solely of restricted stock units (“RSUs”) covering a number of shares determined by dividing the calculated value of the award by the 20-day trailing average of the Company’s stock price on the grant date.

The initial equity award is granted on the date of appointment to the board or attainment of non-employee director status, unless the board or compensation committee specified another issuance date. Annual equity awards are issued on the date of each annual meeting or the date of attainment of non-employee director status. If no intervening annual meeting has been held, annual equity awards will be granted on a date specified by the compensation committee that is at least 30 calendar days after the first anniversary of the prior year’s annual meeting. The first annual award for non-employee directors who join the board at any time other than the date of an annual meeting is subject to proration for the partial year of service ending on the date of the next annual meeting.

Initial equity awards vest, subject to continued board service, in three equal annual increments, on the first, second, and third anniversaries of the date of commencement of board service or attainment of non-employee director status or, if earlier, upon (but effective immediately prior to) the occurrence of a change in control of Magnite. Annual equity awards vest, subject to continued board service, on the first anniversary of the date of grant or, if earlier, upon the occurrence of either (1) a change in control of Magnite (effective immediately prior thereto) or (2) the first regular annual meeting occurring in the year immediately following the year in which such annual equity awards were granted. In addition, if a non-employee director ceases board service for any reason other than removal for cause before vesting in full of equity awards, then the director’s awards vest with respect to a pro-rata portion of the underlying shares (up to but not exceeding the number of unvested shares remaining subject to such awards) determined based upon the period of board service. Vesting of equity awards will cease, and unvested equity awards will lapse, upon a recipient’s removal for cause from board service.

Director Equity Retention Guidelines

Under our equity retention guidelines which were amended and restated by the Board of Directors on October 19, 2022, each director is required to accumulate, as of the first March 31 which occurs after the fifth anniversary following the date of commencement of service and each March 31 thereafter (each, an “Annual Compliance Assessment Date”), an amount of equity equal to five times the director’s base board cash compensation (the “Minimum Retained Equity”). Equity that counts toward the ownership requirement includes: (1) shares owned outright by the director or beneficially owned by the director by virtue of being held by a member of the director’s immediate family members residing in the same household or in a trust for the benefit of the director or his or her immediate family residing in the same household; (2) shares held in qualified plans or IRAs; (3) vested shares (or vested restricted stock units) deemed to be held in non-qualified plans; and (4) unvested time-based restricted shares (or restricted stock units). Subject to limited exceptions, if the Minimum Retained Equity is not achieved as of an Annual Compliance Assessment Date, a director will be prohibited from selling or otherwise transferring beneficial ownership, until the next Annual Compliance Assessment Date at which the individual achieves compliance, of more than one-half of the vested after-tax shares of company common stock obtained as a result of the vesting of any restricted stock or restricted stock unit award.

2022 Director Compensation Table

The following table sets forth all compensation provided to our non-employee directors for 2022. The compensation for Mr. Barrett, our Chief Executive Officer, is described in the “Executive Compensation” section below. Mr. Barrett did not receive any compensation for his services as a director in 2022. Note that Mr. Pearson and Ms. Yu were appointed to the Board, effective March 21, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Paul Caine	$125,000	$184,347	—	$309,347
Robert Frankenberg	$72,500	$184,347	—	$256,847
Sarah P. Harden	$57,500	$184,347	—	$241,847
Doug Knopper	$70,000	$184,347	—	$254,347
Rachel Lam	$67,000	$184,347	—	$251,347
David Pearson	$74,000	$611,669	—	$685,669
James Rossman	$69,500	$184,347	—	$253,847
Robert F. Spillane	$72,000	$184,347	—	$256,347
Lisa L. Troe	$70,000	$184,347	—	$254,347
Diane Yu	$50,000	$611,669	—	$661,669

(1)Consists of annual board retainer and fees for service as Chairman, a committee chair, committee member, or Lead Independent Director, as the case may be. See the narrative disclosure above for a description of such fees.

(2)In accordance with the rules of the SEC, these amounts represent the aggregate grant date fair value of the stock awards and option awards granted to the non-employee directors during the fiscal year computed in accordance with ASC 718. Our equity awards valuation approach and related underlying assumptions for awards granted in 2022 are described in Note 2 “Organization and Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 12 “Stock-Based Compensation” to the Consolidated Financial Statements in our Annual Report on Form 10-K. The reported amounts do not necessarily reflect the value that may be realized by the non-employee director with respect to the awards, which will depend on future changes in stock value and may be more or less than the amount shown. The number of shares granted to directors was determined by dividing the approved value of the awards by the 20-day trailing average of the Company’s stock price on the grant date, and accordingly the grant date fair value of the stock awards may differ from the value of the approved award.

(3)Stock awards for 2022 consisted of an annual award of 16,489 restricted stock units granted on June 7, 2022 to each director serving on our board at such time. On March 31, 2022, Mr. Pearson and Ms. Yu were each granted an initial equity award of 30,145 restricted stock units, and a pro-rated annual equity award of 2,277 restricted stock units in connection with their appointments to the board. As of December 31, 2022, the aggregate number of shares of our common stock covered by unvested stock awards held by each of our non-employee directors was as follows:

Paul Caine	16,489
Robert J. Frankenberg	16,489
Sarah P. Harden(a)	16,489
Doug Knopper	16,489
Rachel Lam	16,489
David Pearson	46,634
James Rossman	16,489
Robert F. Spillane	16,489
Lisa L. Troe	16,489
Diane Yu	46,634

(a)Ms. Harden holds an additional 18,436 vested but deferred restricted stock units.

(4)As of December 31, 2022, the aggregate number of shares of our common stock covered by stock options held by each of our non-employee directors was as follows:

Paul Caine	—
Robert J. Frankenberg	86,500
Sarah P. Harden	—
Doug Knopper	—
Rachel Lam	—
David Pearson	—
James Rossman	—
Robert F. Spillane	86,500
Lisa L. Troe	66,708
Diane Yu	—

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The audit committee of Magnite’s board of directors is composed of five members and acts under a written charter that has been approved by Magnite’s board of directors. The members of the audit committee are independent directors, based upon standards set forth in applicable laws, rules, and regulations. The audit committee has reviewed and discussed the audited financial statements with management, and has discussed with Magnite’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board and the SEC.

The audit committee has also received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Management is responsible for the Company’s financial reporting process and the system of internal controls, including internal control over financial reporting, and procedures designed to promote compliance with accounting standards and applicable laws and regulations. Deloitte is responsible for the audit of the consolidated financial statements. The audit committee’s responsibility is to monitor and oversee these processes and procedures.

The audit committee’s meetings facilitate communication among the members of the audit committee, management, the internal auditors, and Deloitte. The audit committee separately met with each of the internal auditors and Deloitte, with and without management, to discuss the results of their examinations and their observations and recommendations regarding Magnite’s internal controls. The audit committee also met separately with management.

Based on its discussions with management and the independent accounting firm, and its review of the representations and information provided by management and Deloitte, the audit committee recommended to Magnite’s board of directors that Magnite’s audited financial statements for the fiscal year ended December 31, 2022 be included in Magnite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023.

By order of the audit committee of the board of directors of Magnite,

AUDIT COMMITTEE
David Pearson, Chair Lisa L. Troe Robert Spillane Rachel Lam James Rossman

The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference into a filing under either of such Acts. The report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding our executive officers as of April 17, 2023.

Name	Age	Position
Michael G. Barrett	61	Chief Executive Officer and Director
Sean Buckley	35	Chief Revenue Officer
David Buonasera	38	Chief Technology Officer
David L. Day	61	Chief Financial Officer
Katie Evans	37	Chief Operating Officer
Brian Gephart	44	Chief Accounting Officer
Aaron Saltz	42	Chief Legal Officer
Adam Soroca	50	Chief Product Officer

Michael G. Barrett. See “Proposal 1: Election of Directors” for Mr. Barrett’s biography.

Sean Buckley has served as our Chief Revenue Officer since January 2022. Prior to that, Mr. Buckley served as our Chief Revenue Officer, CTV, since May 2021. Previously, he served as the Chief Operating Officer for SpotX, Inc. from January 2020 to June 2021, Chief Revenue Officer from January 2017 to January 2020, SVP, Global Revenue from July 2014 to January 2017, and Vice President, Platform from June 2013 to July 2014. Mr. Buckley holds a B.S. in Business Administration from Northeastern University.

David Buonasera has served as Chief Technology Officer since March 2023. Prior to that Mr. Buonasera served as our Senior Vice President of Engineering for SpringServe since July 2021 and as head of Magnite CTV Streaming since September 2022. Previously, he helped found SpringServe in 2014 and served as its Chief Technology Officer from July 2014 to July 2021. His career also includes experience as Director of Optimization and Analytics, and Manager of Data Engineering at Appnexus from July 2009 to July 2014. Mr. Buonasera holds a Computer Science and Engineering degree from the University of Pennsylvania.

David L. Day has served as our Chief Financial Officer since May 2016 and served as our Chief Accounting Officer from March 2013 to August 2017. From May 2011 to March 2013, Mr. Day served as the Chief Accounting Officer at ReachLocal, Inc., a public company servicing small and medium-sized businesses as their digital ad agency. Prior to that, Mr. Day provided finance and accounting-related consulting services to technology and telecommunications companies and was co-founder of SignJammer Corporation, a start-up in the out-of-home advertising market, from 2008 to 2011. His career also includes experience as Vice President of Finance for Spot Runner, a technology-based ad agency for small and medium-sized business, Senior Vice President of Finance for Yahoo! Search Marketing, Senior Vice President of Finance and Corporate Controller of Overture, and public accounting experience with PricewaterhouseCoopers and Arthur Andersen. Mr. Day holds a B.S. in Accounting from Brigham Young University.

Katie Evans has served as our Chief Operating Officer since September 2020. From April 1, 2020 through August 2020, Ms. Evans served as the Company’s General Manager, CTV. Previously, she served as Chief Operating Officer of Telaria from March 2017 to April 2020 and as Senior Vice President, Strategy and Operations, from November 2015 to March 2017. Ms. Evans holds a B.S. in Business Administration from the University of Richmond.

Brian Gephart has served as our Chief Accounting Officer since June 2021. Prior to joining the Company, Mr. Gephart served as the Chief Financial Officer of Leaf Group, a diversified consumer internet company that operates in digital media and direct-to-consumer ecommerce marketplaces, since May 2020, and as Chief Accounting Officer from June 2019 to May 2020. Prior to joining Leaf Group, Mr. Gephart served as Chief Accounting Officer of JH Capital Group, a diversified consumer finance company, from August 2017 to April 2019. Prior to joining JH Capital Group, Mr. Gephart was a Director at PricewaterhouseCoopers LLP specializing in Capital Markets & Accounting Advisory Services, from July 2011 to August 2017, where he advised a variety of private and public companies on capital market transactions, mergers and acquisitions and financial reporting and accounting matters. Mr. Gephart received a bachelor’s degree in Accounting from Hillsdale College and an M.B.A. from DePaul University. Mr. Gephart is a Certified Public Accountant.

Aaron Saltz has served as our Chief Legal Officer since January 2023, and previously served as our General Counsel and Corporate Secretary since April 1, 2020. Previously, Mr. Saltz served as General Counsel of Telaria from November 2015 to April 2020 and as Vice President, Associate General Counsel from January 2013 to October 2015. Prior to Telaria, Mr. Saltz worked as an attorney in the mergers and acquisitions department of Skadden, Arps, Slate, Meagher and Flom LLP from 2005 to 2013. Mr. Saltz holds a B.A. from Cornell University and a J.D. from Harvard Law School.

Adam Soroca has served as our Chief Product Officer since July 2021, where he is responsible for the Company’s strategic product direction, product roadmap and go-to-market initiatives. Previously, Mr. Soroca was the Head of Global Buyer Team since our acquisition of nToggle, Inc. in July 2017. Mr. Soroca co-founded nToggle in September 2014 and served as its Chief Executive Officer and a member of the board of directors until nToggle’s sale to the Company. Prior to founding nToggle, Mr. Soroca was the chief product officer at Millennial Media (via acquisition of Jumptap) from November 2013 to July 2014, where he oversaw the global product and operations teams. Prior to Millennial Media, from June 2005 to November 2013, Mr. Soroca was the chief product officer and a founding leadership team member at Jumptap, the leading mobile programmatic and audience platform. Mr. Soroca serves as an advisor at CoachUp, Inc., viisights and Chalk Digital. He pioneered bringing both audience data (DMP) and programmatic capabilities (DSP) to the mobile industry. He is a digital advertising entrepreneur and inventor, holding over 90 awarded patents spanning mobile advertising and search techniques. Mr. Soroca holds a B.A. in Economics and Computer Literacy from Middlebury College.

Election of Officers

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the compensation arrangements we had for 2022 with the following “named executive officers,” as determined under the rules of the SEC and identified in the summary compensation table below:

Name	Position
Michael G. Barrett	President and Chief Executive Officer
Sean Buckley	Chief Revenue Officer
David L. Day	Chief Financial Officer
J. Allen Dove(1)	Chief Technology Officer
Katie Evans	Chief Operating Officer
Adam Soroca	Chief Product Officer

(1)Mr. Dove’s employment with the Company terminated on August 31, 2022.

Executive Summary

Financial and Business Highlights. In 2022, we continued to demonstrate strong financial and strategic operational performance, building upon significant work we have done in transforming and accelerating the business over the past several years. Notable results include:

• Achieved record revenue of $577.1 million, an increase of 23%, compared to $468.4 million in 2021;

• Improved profitability with an increase in Adjusted EBITDA to $178.8 million, compared to Adjusted EBITDA of $148.7 million in 2021 (see page 53 of our Annual Report on Form 10-K for the year ended December 31, 2022 for a reconciliation of net income (loss) to adjusted EBITDA);

• Continued to integrate and optimize the core capabilities acquired in the Telaria, SpotX and SpringServe acquisitions. Through these strategic combination of assets, we continued to advance our position as the world’s largest independent omni-channel sell-side advertising platform and programmatic CTV marketplace; and

• Executed new customer agreements with key partners including GroupM, LG Ads Solutions, The Kroger Co., Vizio, Fox Corporation, Horizon Media and many more.

Compensation Highlights. Our compensation programs are designed to support creation of stockholder value while maintaining our ability to recruit and retain critical talent in a highly competitive industry. Our results in 2022 were significantly impacted by macro-economic challenges in the second-half of the year, such as inflation and recessionary concerns, which heavily impacted the overall ad market with many of our clients reducing their marketing campaigns and ad budgets. As a result of the negative impacts to our business, which were generally felt across our industry, our compensation committee undertook a rigorous review of the business environment and Magnite’s relative and absolute performance. Overall, the compensation committee took the following key actions in 2022:

• In response to stockholder feedback received in 2022, enhanced the performance orientation of the compensation program for 2023 and increased ownership guidelines for the CEO and NEOs. For 2023, Mr. Barrett’s annual equity grant will consist of 50% PSUs (increased from 30%) and annual grants for the remaining named executive officers will consist of 30% PSUs (increased from 0%);

• Approved target total pay increases of 7% for Mr. Barrett, and 29% on average for other named executive officers (other than Messrs. Buckley and Dove, who joined the Company on April 30, 2021 in connection with the closing of the SpotX Acquisition), to respond to increased competition in the technology talent market and support leadership stability through continued integration of multiple acquisitions in past two years. The majority of these increases were made through equity compensation, in order to maintain strong alignment with stockholders; and

• Approved outcomes for the Company’s incentive programs ending in 2022, with the annual incentive program paying out at 92.9% of target, and the April 2020 performance-based equity units granted to Mr. Barrett paying out at 94.31% of target. Outcomes for the annual incentive program reflect refined year-end annual performance targets based on revised revenue and adjusted EBITDA less Capex assumptions for the second half of the year, which were made to recognize and reward the executive team’s response to market volatility and macroeconomic challenges that were felt across our industry and which reflected, in the committee’s judgment, more appropriate goals by which to judge our employees and executive officers. Prior to this adjustment, the annual incentive would have otherwise paid out at 69.3% of target.

Consideration of 2022 Say on Pay Vote. Approximately 56% of the votes cast at the 2022 annual meeting of stockholders were in support of the advisory resolution to approve our executive compensation program. This was significantly below the 87% support we received in the prior year, and the 97% support we received in 2020. The Company values our stockholder perspectives and feedback and takes the Say-on-Pay outcomes seriously. In response to the lower vote result, we performed a comprehensive review of our executive compensation programs and undertook stockholder engagement efforts both before and after our 2022 annual meeting to solicit shareholder feedback about our executive compensation program. Following last year’s meeting, we reached out to 20 of our largest stockholders, representing approximately 50% of our outstanding shares, and this led to a number of engagements between our leadership team and stockholders. Several stockholders declined the opportunity for engagement and expressed satisfaction regarding the Company’s current compensation philosophy and programs. Based on stockholder feedback, we have taken the following actions for our 2023 program.

We summarize below the key concerns expressed to us and the actions we have taken in response:

Investor Feedback	Magnite Response
Consider enhancing the performance-orientation of the long-term incentive program to better align with long-term value creation.	•Increased percentage of CEO’s annual 2023 equity grant consisting of PSUs from 30% to 50% •Incorporated PSUs into annual 2023 equity grants for our other named executive officers (implemented at 30%)
Concern expressed regarding special equity retention grants to former SpotX executives subsequent to acquisition.

•In 2022, no off-cycle one-time awards were granted to named executive officers.

•The special equity grants were issued to the new Magnite executives in 2021 as a one-time measure following a strategic acquisition, in an effort to align compensation with existing program structure for other named executive officers.

Disfavor of the use of a special one-time equity award granted to our CEO. However, the performance weighted structure and long-term vesting period were noted as positive aspects of the grant.

•No new off-cycle one-time awards were granted to our CEO.

•Following the Company’s merger with Telaria and the acquisition of SpotX, the intention of the one-time award was to support the retention of our CEO and provide an additional incentive to drive the next phase of company growth.

Executive Compensation Governance. Our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces our stockholders’ interests. These features are described in more detail below in this Compensation Discussion and Analysis and include the following:

What We Do:	What We Don’t Do:

✓Provide a significant portion of CEO pay that is “at-risk” (90% of 2022 target direct compensation was based on financial or share price performance; target direct compensation includes the CEO’s annual base salary, target cash incentive amount, and the grant date fair value of his equity awards)

✓Utilize a formulaic incentive structure in our annual incentive program, as well as limit the maximum annual incentive payment to 150% of the target amount

✓Maintain both market competitive ownership guidelines and holding requirements to align with stockholder and market expectations (enhanced guidelines in 2022 for CEO and NEOs)

✓Incorporate performance-based equity for our CEO based on outperforming the market (increasing to 50% for CEO in 2023 and implementing at 30% for NEOs in 2023)

✓Employ a clawback policy to allow the Company to recover any performance-based compensation later proven unearned

✓Retain an independent compensation consultant to advise the independent compensation committee

✓Consider feedback from stockholders as part of the compensation committee’s annual program review

✗No single-trigger change in control benefits

✗No gross-ups for change in control benefits

✗No discounted stock options or option re-pricings

✗No excessive perquisites

✗No hedging or pledging of our equity securities

Annual CEO Pay Actions. The compensation committee made more moderate changes to compensation in 2022 (+7%) for the purpose of maintaining market competitiveness, particularly when considering the increases to total CEO pay that were made in 2021 (total pay increase of 41%) to reflect Magnite’s increased size, scale, and complexity following the combination with Telaria and acquisition of SpotX. In March 2022, Mr. Barrett’s target pay levels increased to $6.2 million (from $5.8 million in 2021) driven entirely by an increase in his annual equity award (increase to $5.0 million from $4.6 million). Mr. Barrett’s base salary of $600,000 and target cash incentive amount of $600,000 remained unchanged from 2021 levels. Compensation for Mr. Barrett is strongly aligned with company performance, particularly through the use of performance-based annual and long-term incentive compensation, with 50% of Mr. Barrett’s 2023 annual equity award consisting of PSUs (up from 30% in 2022).

Executive Compensation Philosophy and Objectives

The compensation committee conducts an annual review of our executive compensation program to help ensure that: (1) the program is designed to align the interests of our named executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and (2) the program provides a total compensation package for each of our named executive officers that we believe is competitive and necessary to attract and retain talent.

We accomplish these objectives by providing a total compensation package that includes three main components: base salary, annual performance-based cash awards and long-term equity-based awards. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued service. Some of the elements, such as base salaries and annual cash awards, are paid out on a short-term or current basis. Other elements, such as equity awards that are subject to multi-year vesting schedules and benefits provided upon certain terminations of employment, are paid out on a long-term basis. We believe this mix of short- and long-term elements allows us to achieve our goals of attracting, retaining and motivating our top executives. We also, in certain cases, provide our named executive officers with certain relocation and other benefits in connection with their joining us.

In structuring executive compensation packages, the compensation committee considers how each component promotes retention and motivates performance. Base salaries, severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These elements of our executive compensation program are generally not dependent on performance. Annual cash bonus opportunities provide further incentives to achieve performance goals specified by the compensation committee and long-term equity awards provide incentives to help create value for our stockholders and continue employment with us through specified vesting dates.

Payment of our annual performance-based cash awards is solely contingent upon the achievement of financial performance metrics. The amount of compensation ultimately received for these awards varies with our annual financial performance, thereby providing additional incentives to achieve short-term or annual goals that we believe will maximize stockholder value over the long term.

We believe that by providing a significant portion of our named executive officers’ total compensation package in the form of equity-based awards, we are able to create an incentive to build stockholder value over the long-term and more closely align the interests of our named executive officers to those of our stockholders. Our annual equity awards to named executive officers for 2022 consisted of PSUs (for the CEO only), stock options and restricted stock unit awards, which generally only vest if the executive remains employed with us through the vesting date. For 2023, to further align compensation of our executive officers to performance, we expanded the use of PSUs to all named executive officers.

Compensation Determination Process

The compensation committee considers, determines, reviews, and revises all components of each named executive officer’s compensation. It may not delegate that responsibility. The compensation committee also has oversight of and consults with management regarding executive and non-executive employee compensation plans and programs, including administration of our equity incentive plans.

The compensation committee retains an independent executive compensation consultant, Semler Brossy Consulting Group, LLC, referred to as Semler Brossy, to provide input, analysis, and consultation about our executive compensation. During 2022, Semler Brossy’s work with the compensation committee included analysis, advice, and recommendations on total compensation philosophy; peer groups and market assessment and analysis; compensation program design, including program goals, components, and metrics; equity usage and allocation; compensation trends in comparable business sectors and in the general marketplace for senior executives; regulatory factors; and the compensation of the chief executive officer and the other named executive officers, including advice on the design of cash-based and equity-based compensation.

Semler Brossy reports directly and solely to the compensation committee and performs compensation consulting services for the compensation committee at its request. Semler Brossy is not engaged to perform services directly for our management. The compensation committee has concluded that no conflict of interest exists with respect to its engagement of Semler Brossy nor are there other factors that would adversely impact Semler Brossy’s independence in advising the compensation committee under applicable SEC and Nasdaq rules. The compensation committee reached this conclusion after considering the following six factors, as well as Semler Brossy’s views regarding its independence and other information the compensation committee deemed relevant: (i) the provision of other services to us by Semler Brossy; (ii) the amount of fees received from us by Semler Brossy, as a percentage of the total revenue of Semler Brossy; (iii) the policies and procedures of Semler Brossy that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Semler Brossy consultants with a member of the compensation committee; (v) any of our stock owned by the Semler Brossy consultants; and (vi) any business or personal relationship of the Semler Brossy consultants or Semler Brossy with any of our executive officers.

Executive officers do not propose or seek approval for, or have any decision-making authority with respect to, their own compensation. Executive officers are also not present during any deliberations or determinations of their pay or performance. The chief executive officer makes recommendations to the compensation committee on the base salary, annual incentive cash targets, and equity awards for each named executive officer other than himself, based on his assessment of each executive officer’s performance during the year and other factors, including compensation survey data and input from Semler Brossy.

Performance reviews for the chief executive officer and other named executive officers include factors that may vary depending on the role of the individual officer, including strategic capability—how well the executive officer identifies and develops relevant business strategies and plans; execution—how well the executive officer executes strategies and plans; and leadership capability—how well the executive officer leads and develops the organization and its people. The compensation committee conducts an annual performance review of the chief executive officer to evaluate the Company’s performance, his performance and the performance of the management team and considers this review in determining the chief executive officer’s base salary, annual performance-based cash incentive target, and equity awards.

We have engaged in discussions regarding our compensation philosophy with several of our large stockholders, and we intend to engage in further compensation-related discussions from time to time at such stockholders’ request.

Peer Group Compensation Assessment

The compensation committee works with Semler Brossy periodically to select a peer group of companies in our industry to assist the committee in making its compensation decisions. Although the compensation committee reviews and discusses the peer company compensation data provided by Semler Brossy to help inform its decision-making process, the compensation committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the compensation committee in making compensation decisions.

In July 2021, following the successful acquisitions of SpotX and SpringServe, the compensation committee, with assistance from Semler Brossy, reviewed Magnite’s current peer group companies. The Committee determined that for 2022, five companies should be added to the peer group to further balance the scope and scale of the group (Zeta Global, fuboTV, DoubleVerify, Integral Ad Science, and PubMatic). The added companies were selected based on several criteria, including being similar in size, favoring companies based in California or New York, and having a reasonably comparable business. Specifically, the criteria the compensation committee used to assess our 2022 peer group are summarized below:

•Size and Scale: Using our 2021 peer group as a starting point, we initially identified a group of companies with (i) a range of annual revenues of approximately $150 million to approximately $600 million, roughly 0.5x to 2x our annualized revenues of approximately $300 million at the time of the analysis and (ii) market capitalizations of approximately $600 million to approximately $6 billion, roughly 0.2x to 2x our market capitalization of approximately $3 billion at the time of the analysis.

•Industry and Business: We identified innovative companies that focused on advertising and video orientation, and were heavily impacted by marketing budgets and customer spend.

•Other Qualitative Factors: We identified companies that were located in California, New York, or other major metropolitan areas, operated online exchanges or marketplaces, or were strong talent competitors.

Fiscal 2022 Peer Group
Cardlytics	Integral Ad Science	Quotient Technology
Digital Turbine	LivePerson	SPS Commerce
DoubleVerify	LiveRamp	TechTarget
EverQuote	PROS Holdings	Upland Software
fuboTV	PubMatic	Zeta Global
QuinStreet

Current Executive Compensation Program Elements

The current elements of our executive compensation program are:

•base salaries;

•annual performance-based cash awards;

•equity-based incentive awards; and

•certain additional employee benefits.

We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, we do not apply any rigid allocation formula in setting our named executive officers’ compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances.

As discussed throughout this Compensation Discussion and Analysis, the compensation policies and programs applicable to our named executive officers reflect our emphasis on aligning the interests of our executive officers with our stockholders’ interests in enhancing our value over the long term. Applying this philosophy, a significant portion of overall compensation opportunities offered to our named executive officers is in the form of (i) equity-based compensation with a value directly linked to our stock price and (ii) annual performance-based cash awards contingent upon achievement of measurable financial objectives.

Base Salaries

Base salaries for our named executive officers are designed to be competitive when compared with similarly situated executives within our peer group, and are based on a variety of factors, including level of responsibility, performance, and the recommendations of the chief executive officer for named executive officers other than the chief executive officer. Base salaries are reviewed annually or at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the compensation committee considers our overall business outlook, our budget, the executive’s individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity, and other factors, including any retention concerns.

After consideration of the data from the peer group described above and the other factors described in the preceding paragraph, the compensation committee increased incumbent named executive officers’ (other than Mr. Barrett) base salaries in February 2022 which are described in the table below. Mr. Buckley, Mr. Day, Mr. Dove, Mr. Soroca and Ms. Evans received increases of 4.8%, 12.4%, 0.9%, 17.6%, and 9.7%, respectively, to reflect the increased size and scope of their roles following the transactions and based on the market data for their respective roles. Mr. Barrett did not receive an increase in base salary.

Name	2021 Annual Base Salary	2022 Annual Base Salary	Percent Increase (%)
Michael Barrett	$600,000	$600,000	0%
Sean Buckley	$525,000	$550,000	4.8%
David Day	$471,000	$529,500	12.4%
J. Allen Dove(1)	$525,000	$529,500	0.9%
Katie Evans	$429,000	$470,500	9.7%
Adam Soroca	$400,000	$470,500	17.6%

(1)Mr. Dove’s employment with the Company terminated on August 31, 2022.

Annual Performance-Based Cash Awards

Our named executive officers are eligible to receive cash incentive payments under our Executive Cash Incentive Plan, referred to as the Executive Bonus Plan, which is administered by our compensation committee. The amount of cash incentive payments under the Executive Bonus Plan is determined based upon the achievement of pre-established corporate financial objectives that the compensation committee believed were challenging yet achievable.

Following the use of a semi-annual structure for the 2021 Executive Bonus Plan, which reflected the goal setting and timing challenges following the SpotX acquisition, for 2022 the compensation committee determined to move back to an annual structure for the 2022 Executive Bonus Plan. The compensation committee did not make any changes to target annual bonus as a percentage of base salary for any of the NEOs in 2022.

2022 target bonuses were as follows:

Name	2021 Annual Target % of Base Salary	2022 Annual Target % of Base Salary
Michael Barrett	100%	100%
Sean Buckley	100%	100%
David Day	70%	70%
J. Allen Dove(1)	70%	70%
Katie Evans	70%	70%
Adam Soroca	70%	70%

(1)Mr. Dove’s employment with the Company terminated on August 31, 2022.

In 2022, performance was measured against three financial goals: DV+ revenue ex-TAC, CTV revenue ex-TAC, and adjusted EBITDA less capital expenditures, referred to as capex. The compensation committee chose these financial metrics because they represent objectively determinable financial targets and focused the Company on goals important to Magnite’s success following the Telaria integration and SpotX and SpringServe transactions. For a description of how we calculate revenue ex-TAC and adjusted EBITDA, see the “Non-GAAP Financial Measures” section of the Management Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s Annual Report on Form 10-K.

Initial Annual Bonus Targets

At the beginning of 2022, the compensation committee established performance goals for the full year 2022 as reflected in the table below:

Performance Goal	Metric Weight	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)
CTV Revenue ex-TAC	40%	$209 million	$262 million	$301 million
DV+ Revenue ex-TAC	40%	$272 million	$340 million	$392 million
Adjusted EBITDA less Capital Expenditures	20%	$124 million	$177 million	$213 million

Revised Annual Bonus Targets and Payout

In July 2022 , after taking into account the significant macroeconomic challenges and market volatility faced by the Company and its impact on the underlying assumptions for the original revenue and adjusted EBITDA less capex performance targets set at the beginning of the year, the committee decided to also track performance against a revised annual revenue ex-TAC and adjusted EBITDA less capex goals which reflected updated assumptions for the second half of the year based on the business context and expectations at the time. In February 2023, the compensation committee determined that for the full year 2022, the Company achieved CTV revenue ex-TAC of $215 million, DV+ revenue ex-TAC of $300 million and Adjusted EBITDA less capex of $135 million, which would have resulted in a weighted payout percentage of 69.2% of each named executive officers’ target bonuses for 2022.

Following the assessment of full-year performance, in recognition of the Company’s strong performance relative to industry benchmarks and peers, the committee determined that it would be appropriate to measure performance for the entire organization (including named executive officers) against the revised revenue ex-TAC and adjusted EBITDA less capex annual goals to support engagement and retention. This resulted in an adjustment to the annual incentive program, which increased the overall payout from 69.2% of target, to 92.9% of target; each of the individual metric outcomes remained above the original thresholds established at the beginning of the year and below the revised targets.

Performance Goal	Metric Weight	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)	2022 Actual Result (92.9% payout)
CTV Revenue ex-TAC	40%	$187 million	$234 million	$269 million	$215 million
DV+ Revenue ex-TAC	40%	$255 million	$318 million	$366 million	$300 million
Adjusted EBITDA less Capital Expenditures	20%	$102 million	$146 million	$175 million	$135 million

Name	2022 Bonus Target	2022 Bonus % Earned	2022 Bonus Paid
Michael Barrett	$600,000	92.9%	$557,520
Sean Buckley	$550,000	92.9%	$511,060
David Day	$370,500	92.9%	$344,269
Katie Evans	$329,500	92.9%	$306,171
Adam Soroca	$329,500	92.9%	$306,171

Mr. Dove’s employment with the Company terminated on August 31, 2022. Pursuant to the terms of his severance agreement, he was paid a total of $170,949 in respect of his 2022 bonus, which represented his pro-rated target bonus for the year of termination.

SpotX Transaction Bonuses

Pursuant to the terms of the SpotX acquisition agreement in 2021, two former SpotX employees, Messrs. Buckley and Dove, received transaction bonuses on behalf of SpotX’s former parent, RTL US Holding, Inc. (“RTL”). The third and final bonus payments of $745,721 and $596,591 to Mr. Buckley and Mr. Dove, respectively, were made in May 2022 and were paid by us but funded by RTL. While these final payments were made in 2022 and therefore appear in the Summary Compensation Table this year, they originate from the 2021 acquisition agreement and do not represent a new or separate payment approved by the committee.

2022 Annual Equity Awards

We grant equity-based compensation to our named executive officers in order to attract, retain and reward our executives and strengthen the mutuality of interests between our named executive officers and stockholders. The compensation committee annually determines the form and amount of equity-based incentives granted to executives. In making its determinations, the compensation committee considers factors such as peer group market data, recommendations from Semler Brossy, the executive’s and our performance in the last year and the results achieved by the executive, the executive’s base salary, target annual incentive opportunity and prior grants of equity awards, and the compensation committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the chief executive officer are also taken into consideration for our named executive officers other than the chief executive officer.

In February 2022, each of our named executive officers received an annual equity grant. The number of stock options, RSUs and PSUs granted to each of our named executive officers for the 2022 annual grant is set forth in the table below:

Name	Number of Stock Options Granted	Number of RSUs Granted	Target Number of PSUs Granted	Total Approved Value(1)
Michael Barrett	172,216	138,313	86,806	$5,000,000
David Day	68,886	152,144	—	$2,800,000
Sean Buckley	86,108	121,024	—	$2,500,000
J. Allen Dove(2)	68,886	96,816	—	$2,000,000
Katie Evans	68,886	96,819	—	$2,000,000
Adam Soroca	68,886	96,819	—	$2,000,000

(1)The number of RSUs granted is calculated based on the aggregate dollar value of the approved award divided by the average closing market price of our common stock on Nasdaq for the 20 trading days immediately prior to and including the date of grant. The number of options granted is calculated based on the aggregate dollar value of the approved award divided by an estimated Black-Scholes value, considering historical volatility assumptions. The number of PSUs granted is calculated based on the aggregate dollar value of the approved award divided by the estimated fair value on the grant date using a Monte Carlo model. As a result of these methods, the fair value of the awards computed in accordance with FASB ASC Topic 718 (and the values reflected in the compensation tables below), may be lower or higher than the equity compensation value approved by the compensation committee.

(2)Mr. Dove’s employment with the Company terminated on August 31, 2022.

If our stock price were not to increase, the stock options will not deliver any economic value because the options have an exercise price equal to our stock price on the date of grant and our equity incentive plans prohibit stock option repricing. The stock options and RSUs reflected in the table above vest over four years to provide an additional retention incentive, except for 55,325 RSUs granted to Mr. Day, which vest over two years. In determining the size of the 2022 annual awards for all named executive officers, the compensation committee calibrated award values to encourage equity ownership and ensure a stable leadership team through the SpotX and SpringServe integrations; specifically, the compensation committee (i) considered the increased scope of the executives’ roles following the close of the transactions and increased scale of Magnite and (ii) sought to continue to deliver annual equity grant values close to market level for 2022.

For 2022, the compensation committee determined that Mr. Barrrett’s annual PSU award would remain consistent with the award’s design in 2021 and 2022. Mr. Barrett’s annual equity grant is made in the form of PSUs that vest based on our TSR for the three-year period beginning on the grant date of the award relative to the TSRs of the companies in the Russell 2000 index over the same period. The Russell 2000 was chosen as the TSR comparator group because the compensation committee believes this index represents a reasonable investment alternative for stockholders considering investing in our business while requiring stable and robust performance outcomes. This PSU award, which was granted in February 2022 and has a target of 86,806 stock units, represented approximately 30% of the total fair value of Mr. Barrett’s annual equity award for 2022 (as determined as of the grant date in accordance with generally accepted accounting principles). The award is eligible to vest between 0% and 150% of the target number of units subject to the award based on the performance schedule below:

Magnite Relative TSR Ranking vs. Russell 2000 Index	Vesting % of Target Number of PSUs
80th Percentile or Higher	150%
55th Percentile	100%
20th Percentile	25%
Below 20th Percentile	0%

The vesting percentage will be interpolated on a linear basis between the levels stated in the chart above. Additionally, in the event Magnite’s TSR for the performance period is negative, the vesting percent of shares is capped at 100% of target shares. In approving the award, the compensation committee believed it would enhance the performance-based nature of our executive compensation program and further align Mr. Barrett’s interests with those of our stockholders.

Vesting of April 2020 PSUs

On April 1, 2020, the Company granted Mr. Barrett PSUs that vest based on our TSR for the three-year period beginning on the grant date of the award relative to the TSRs of the companies in the Russell 2000 index over the same period. In April 2023, the compensation committee certified that the Company’s TSR was 39.61% for the Performance Period, which represented the 52.35th percentile relative to the Index. Accordingly, 94.31% of the target PSUs held by Mr. Barrett vested on April 1, 2023.

Magnite Relative TSR Ranking vs. Russell 2000 Index	Vesting % of Target Number of PSUs
80th Percentile or Higher	150%
55th Percentile	100%
20th Percentile	25%
Below 20th Percentile	0%
Actual: 52.35th Percentile	Actual: 94.31%

Other Employee Benefits and Perquisites

We have generally not offered extensive benefits or other compensation programs to our named executive officers, apart from employee benefits made available generally to our employees such as participation in Magnite’s 401(k) plan and eligibility to receive a company match, and health and welfare benefit programs.

Employment Arrangements

We have entered into an employment agreement with Mr. Barrett and offer letters with each of our other named executive officers. Each of the named executive officers serves on an at-will basis and the employment agreement and offer letters do not have a specified term. The employment agreement and offer letters provide for a base salary, eligibility to receive an annual performance bonus, and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us.

Severance Agreements

We are also party to Executive Severance and Vesting Acceleration Agreements, referred to as the severance agreements, with each of our named executive officers that provide for severance and other termination benefits upon certain qualifying terminations of employment. These severance agreements are intended to provide economic protection so that an executive can remain focused on our business without undue personal concern in the event that his position is eliminated or, in some cases, significantly altered by us, which we believe is particularly important in light of the executives’ leadership roles at Magnite. The compensation committee believes that providing severance or similar benefits is common among similarly situated executives in our industry generally and remains important in recruiting and retaining key executives.

The prospect of a change in control of Magnite can also cause significant distraction and uncertainty for executive officers and, accordingly, the compensation committee believes that appropriate change in control protections are important tools for aligning executives’ interests with those of our stockholders by allowing our executive officers to focus on strategic transactions that may be in the best interest of our stockholders without undue concern regarding the effect of such transactions on their continued employment. Accordingly, the severance agreements also provide for enhanced severance payments and accelerated vesting of equity awards if the executives’ employment is terminated in connection with or following a change in control of Magnite.

For more information regarding the potential payments and benefits that would be provided to our named executive officers in connection with certain terminations of their employment (including terminations in connection with a change in control) on the last business day of fiscal year 2022, please see “Potential Payments upon Termination or Change in Control” below.

We do not provide our executives with tax “gross-up” payments in connection with a termination of their employment and/or a change in control of Magnite.

Tax Considerations

Section 162(m) of the federal tax laws generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Company’s compensation committee under a plan approved by the Company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the compensation committee notes this deductibility limitation. However, the compensation committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Recoupment Policy

Our board or the compensation committee shall, in circumstances it deems appropriate, require return to us of the excess portion of any payment made to an employee pursuant to an award issued after April 7, 2016 under our 2014 Equity Incentive Plan or 2014 Inducement Grant Equity Incentive Plan, or under our annual cash incentive plan, if: (1) the payment was predicated upon achieving certain financial results that became the subject of a substantial restatement of our financial statements filed with the SEC within the three full fiscal years after the payment; (2) our board or the compensation committee determines that the participant engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the participant based upon the restated financial results. In each such instance, the “excess portion” of the payment is the amount (in terms of dollars or shares) by which the payment received exceeded the lower payment that would have been made based on the restated financial results. In each case, the return of payment will be net of any taxes paid by the employee in connection with original receipt or subsequent transfer of the payment. Our board or the compensation committee also has the discretion, in circumstances it deems appropriate, to require reimbursement of any or all payments received with respect to any award granted on or after April 7, 2016 to an employee who has engaged in fraud, bribery, or illegal acts similar to fraud or bribery related to employment, or knowingly failed to report such acts of another employee over whom the employee had direct supervisory responsibility. Our board or the compensation committee shall not seek recovery to the extent it determines (a) that to do so would be unreasonable or (b) that it would be better for us not to do so. In making such determination, and without limiting the scope of its discretion, our board or the compensation committee shall take into account such considerations as it deems appropriate, including, without limitation, the likelihood of success under governing law versus the cost and effort involved, whether the assertion of a claim may prejudice our interests, including in any related proceeding or investigation, the passage of time since the occurrence of the act in respect of the applicable fraud or intentional illegal conduct, and any pending legal proceeding relating to the applicable fraud or illegal conduct. Our board or the compensation committee also may in its discretion direct us to disclose the circumstances surrounding any recoupment made under this policy where not otherwise required by applicable regulation. The Company intends to timely adopt any changes to its clawback policies as may be necessary to comply with the final Nasdaq listing standards implementing the requirements of Exchange Act Rule 10D-1.

Executive Officer Equity Ownership Guidelines and Retention Holding Requirements

Under our equity retention guidelines which were amended and restated by our board on October 19, 2022, the chief executive officer and each of the other named executive officers are required to accumulate, as of the first March 31 which occurs after the fifth anniversary following the date he or she became a named executive officer and each March 31 thereafter (each, an “Annual Compliance Assessment Date”), a minimum level of company equity. The minimum level of equity for the chief executive officer is equal to six times base salary and the minimum level of equity for the other named executive officers is equal to two times the named executive officer’s base salary (the “Minimum Retained Equity”). Equity that counts toward the ownership requirement includes: (1) shares owned outright by the named executive officer or beneficially owned by the named executive officer by virtue of being held by a member of the named executive officer’s immediate family residing in the same household or in a trust for the benefit of the named executive officer or immediate family members residing in the same household; (2) shares held in qualified plans or IRAs; (3) vested shares (or vested RSUs) deemed to be held in non-qualified plans; and (4) unvested time-based restricted shares (or restricted stock units). Subject to limited exceptions, if the Minimum Retained Equity is not achieved as of an Annual Compliance Assessment Date, a named executive officer will be prohibited from selling or otherwise transferring beneficial ownership, until the next Annual Compliance Assessment Date at which the individual achieves compliance, of more than one-half of the vested after-tax shares of company common stock obtained as a result of the vesting of any restricted stock or restricted stock unit award.

Policy Against Repricing and Cash Buyouts

Our 2014 Equity Incentive Plan and 2014 Inducement Grant Equity Incentive Plan prohibit our board from decreasing the exercise price of or otherwise repricing awards of stock options and stock appreciation rights unless such action is first approved by our stockholders. In addition, the plans prohibit us from redeeming or repurchasing stock options or stock appreciation rights unless such redemptions or repurchases are approved by our stockholders.

Policy Against Hedging and Pledging

We recognize that hedging against losses in company shares may disturb the alignment between stockholders and employees that our equity awards are intended to build. Accordingly, we have incorporated prohibitions on various hedging activities within our Insider Trading Policy, which applies to directors, officers and certain employees who we have designated as insiders, as well as such persons’ family members, life partners, or owned or controlled entities. The policy prohibits all transactions that are designed to hedge or offset any decrease in the market value of our securities, including prepaid variable forward contracts, equity swaps, futures, collars, exchange funds, options, puts and calls. The policy also prohibits pledging shares of our common stock as security as well as short sales and purchases or sales of puts or calls for speculative purposes.

Policy Regarding Equity-Based Awards

Our Equity Award Grant Guidelines set forth our policies and procedures with respect to the granting of equity awards to employees and executive officers of the Company. Equity awards for board members are subject to our Non-Employee Director Compensation Policy. All awards are approved by our board of directors or compensation committee. Generally, regular annual equity awards to employees are approved by the compensation committee during the Company’s annual compensation cycle. For new hires, awards are generally granted at the first regularly scheduled quarterly meeting of the compensation committee following the employee’s employment start date. The compensation committee may also approve grants for employees who have not yet commenced employment, in which case the grant will generally occur on the employee’s start date.

Risk Assessment in Compensation Programs

The compensation committee annually assesses our executive and broad-based compensation and benefits programs on an overall basis to determine whether the programs’ provisions and operations create undesired or unintentional material risk. This risk assessment process takes into account numerous compensation terms and practices that we maintain that aid in controlling risk, including the mix of cash, equity, and near- and long-term incentive programs, the use of multi-year vesting periods for equity awards, and a variety of performance criteria for incentive compensation, the claw-back provisions that apply to our annual incentive cash plan and equity plan, and the cap on the maximum cash incentive awards that can be earned in a given year regardless of company performance. This risk assessment process also included a review of program policies and practices, program analysis to identify risk and risk controls, and determinations as to the sufficiency of risk identification and risk control, the balance of potential risk to potential reward, and the significance of the programs and their risks to company strategy. Although we reviewed all significant compensation programs, we focused on those programs with variable payout, in particular assessing the ability of participants to directly affect payouts, and the controls on such situations.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us as a whole. We also believe that our incentive compensation programs do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk-management practices; and are adequately supported by the compensation committee’s oversight of our executive compensation programs.

Compensation Committee Report

The compensation committee has reviewed and discussed our Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the board that the Compensation Discussion and Analysis section be included in the Company’s Annual Report on Form 10-K.

Compensation Committee

Doug Knopper, Chair

Robert J. Frankenberg

Sarah P. Harden

James Rossman

The foregoing report of the compensation committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any Magnite filing under the Securities Act or the Exchange Act, whether made before or after the date of this report and irrespective of any general incorporation language in such filing.

Magnite Named Executive Officer Compensation Tables

Summary Compensation Table - 2022

The following table and narratives that follow describe the 2022, 2021 and 2020 compensation provided to our named executive officers. Messrs Buckley and Dove were not named executive officers of Magnite prior to 2021, thus, pursuant to SEC guidance, we have only included compensation information for 2021 and 2022. Mr. Dove’s employment with the Company terminated on August 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Michael Barrett	2022	600,000	142,260(3)	3,422,559	1,538,233	415,260(4)	10,185(5)	6,128,497
President and CEO	2021	587,500	—	15,509,916	1,464,475	717,263	12,435	18,291,589
	2020	458,750(6)	—	1,829,238	740,068	476,102	8,747	3,512,905
David Day	2022	529,500	87,846(3)	2,114,802	615,290	256,423(4)	12,489(7)	3,616,350
Chief Financial Officer	2021	460,750	—	1,359,328	636,731	393,755	12,506	2,863,070
	2020	422,500	—	813,083	370,034	258,940	12,575	1,877,132
Sean Buckley	2022	550,000	876,126(8)	1,682,234	769,117	380,655(4)	7,223(5)	4,265,355
Chief Revenue Officer	2021	350,000(9)	7,478,777(8)	3,380,030	855,972	577,211	5,749	12,647,739
J. Allen Dove	2022	414,096	596,591(8)	1,345,784	615,290	148,200(10)	1,535,747(11)	4,655,708
Chief Technology Officer	2021	339,395(9)	5,741,175(8)	3,380,030	855,972	326,065	2,480	10,645,117
Katie Evans	2022	470,500	78,124(3)	1,345,784	615,290	228,047(4)	10,185(5)	2,747,930
Chief Operating Officer	2021	421,750	—	1,019,496	477,561	366,678	12,435	2,297,920
	2020	271,437(12)	44,415(13)	1,029,906	222,019	216,690	15,593	1,800,060
Adam Sorocca	2022	470,500	78,124(3)	1,345,784	615,290	228,047(4)	9,269(5)	2,747,014
Chief Product Officer	2021	393,750	—	1,019,496	477,561	336,536	10,048	2,237,391
	2020	362,500	—	596,260	271,357	225,691	6,195	1,462,003

(1)In accordance with the rules of the SEC, these amounts represent the aggregate grant date fair value of the stock awards and option awards granted to the named executive officer during the applicable fiscal year computed in accordance with ASC 718. Magnite’s equity awards valuation approach and related underlying assumptions for awards are described in Note 2 “Organization and Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 12 “Stock-Based Compensation” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K (and the assumptions for awards granted prior to 2022 are set forth in the corresponding notes in the Annual Report on Form 10-K for the applicable fiscal year).

(2)Cash incentive amounts earned by the named executive officers for service during the year, including amounts paid subsequent to that year based upon performance during that year.

(3)Includes adjustment to the annual incentive program, which increased the overall payout from 69.2% of target to 92.9% of target.

(4)Includes amount earned under the original annual incentive program at 69.2% payout.

(5)Includes 401(k) plan matching contributions, contributions to life insurance premiums, transportation and gym reimbursement and work-from-home stipend, as applicable.

(6) In 2020, Mr. Barrett’s salary was temporarily reduced from $550,000 to $385,000 in response to business challenges associated with the COVID-19 pandemic.

(7)Includes 401(k) plan matching contributions, contributions to life insurance premiums, transportation reimbursement and work-from-home stipend.

(8)Messrs. Dove and Buckley were formerly employed by SpotX prior to its acquisition by the Company. These amounts represent the transaction bonus paid by the Company on behalf of RTL, the former parent and seller of SpotX. The transaction bonuses were funded by RTL pursuant to the SpotX acquisition agreement. For Mr. Buckley in 2022, this amount also includes $130,405 in connection with adjustment to the annual incentive program, which increased the overall payout from 69.2% of target to 92.9% of target.

(9) Messrs. Dove and Buckley commenced employment with the Company on April 30, 2021, with an annual base salary of $325,000 and $525,000, respectively. On May 26, 2021 Mr. Dove was promoted to the role of Chief Technology Officer and his annual base was increased to $525,000.

(10)Includes payout of H1 advance earned under annual incentive program .

(11)Includes 401(k) plan matching contributions, contributions to life insurance premiums, work-from-home stipend, and severance benefits including base salary ($529,500), target bonus ($370,500), pro-rated target performance bonus ($22,749), continued group health insurance coverage ($22,678), and gains associated with the accelerated vesting of equity awards ($579,020).

(12) Ms. Evans commenced employment with the Company on April 1, 2020 with an annual base salary of $400,000.

(13)For 1H 2020, Ms. Evans did not earn any incentive compensation pursuant to the terms of her legacy Telaria 1H incentive compensation plan. The compensation committee approved a payout of 29.61% of Ms. Evans’ 1H target bonus in order to align with other executives.

Grants of Plan-Based Awards - 2022

The following table provides information regarding the equity and non-equity incentive plan awards that were granted to Magnite’s named executive officers in 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Michael Barrett	—	300,000	600,000	900,000	—	—	—	—	—	—	—
	2/1/2022	—	—	—	—	—	—	138,313	—	—	1,922,551
	2/1/2022	—	—	—	—	—	—	—	172,216	13.90	1,538,233
	2/1/2022(3)	—	—	—	21,702	86,806	130,209	—	—	—	1,500,008
David Day	—	185,250	370,500	555,750	—	—	—	—	—	—	—
	2/1/2022	—	—	—	—	—	—	152,144	—	—	2,114,802
	2/1/2022	—	—	—	—	—	—	—	68,886	13.90	615,290
Sean Buckley	—	275,000	550,000	825,000	—	—	—	—	—	—	—
	2/1/2022	—	—	—	—	—	—	121,024	—	—	1,682,234
	2/1/2022	—	—	—	—	—	—	—	86,108	13.90	769,117
J. Allen Dove	—	185,250	370,500	555,750	—	—	—	—	—	—	—
	2/1/2022	—	—	—	—	—	—	96,819	—	—	1,345,784
	2/1/2022	—	—	—	—	—	—	—	68,886	13.90	615,290
Katie Evans	—	164,750	329,500	494,250	—	—	—	—	—	—	—
	2/1/2022	—	—	—	—	—	—	96,819	—	—	1,345,784
	2/1/2022	—	—	—	—	—	—	—	68,886	13.90	615,290
Adam Sorocca	—	164,750	329,500	494,250	—	—	—	—	—	—	—
	2/1/2022	—	—	—	—	—	—	96,819	—	—	1,345,784
	2/1/2022	—	—	—	—	—	—	—	68,886	13.90	615,290

(1) Represents full year bonus opportunity as of December 31, 2022.

(2)In accordance with the rules of the SEC, these amounts represent the aggregate grant date fair value of the stock awards and option awards granted to the named executive officer during 2022 computed in accordance with ASC 718. Our equity awards valuation approach and related underlying assumptions for awards granted in 2022 are described in Note 2 “Organization and Summary of Significant Accounting Policies-Stock-Based Compensation” and Note 12 “Stock-Based Compensation” to the Consolidated Financial Statements in our Annual Report on Form 10-K.

(3)Grant of a performance stock unit. The award is eligible to vest as to 0% to 150% of the target number of shares, based on the issuer’s total stockholder return for the three-year period beginning on the grant date of the award relative to the TSRs of the companies in the Russell 2000 index over that period.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement/Offer Letters

We have entered into an employment agreement with Mr. Barrett and offer letters with each of our other named executive officers. Each of our named executive officers serves on an at-will basis and the employment agreement and offer letters do not have a specified term. The employment agreement and offer letters provide for a base salary, eligibility to receive an annual performance bonus, and eligibility to participate in employee benefit or group insurance plans maintained from time to time by us. We are also party to agreements with the named executive officers providing for the severance benefits described below under “Potential Payments upon Termination or Change in Control.”

Non-Equity Incentive Plan Awards

For a description of the material terms of the non-equity incentive plan awards reported in the table above, see “Compensation Discussion and Analysis — Current Executive Compensation Program Elements—Annual Performance-Based Cash Awards” above.

Equity Incentive Plan Awards

Each of the equity incentive awards reported in the “Grants of Plan-Based Awards - 2022” table above was granted under, and is subject to, the terms of our 2014 Equity Incentive Plan, referred to as the 2014 Plan. The 2014 Plan is administered by the compensation committee. The compensation committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plan are generally not transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Generally, and subject to limited exceptions set forth in the 2014 Plan, if we undergo certain corporate transactions such as a merger, consolidation or similar transaction, or a sale of all or substantially all of our assets or securities, the plan administrator has the discretion to determine how outstanding equity awards will be treated in connection with such corporate transaction (including discretion to provide for accelerated vesting of such awards in connection with the transaction), and if no affirmative determination is made, all outstanding equity awards will fully vest and options will be fully exercisable, and will terminate or be terminated in connection with such corporate transaction, unless the awards are to be assumed or substituted by the successor corporation. The named executive officers are also party to agreements that provide for acceleration of their equity awards in connection with certain terminations of their employment as described below under “Potential Payments upon Termination or Change in Control.”

The equity awards granted to our named executive officers other than Mr. Barrett in 2022 were in the form of stock options, and restricted stock units, referred to as RSUs. Mr. Barrett received equity awards in 2022 in the form of stock options, RSUs, and performance stock units, referred to as PSUs. The vesting requirements applicable to each equity award granted to the named executive officers are described in the footnotes to the table below and in the section above entitled “Compensation Discussion and Analysis.” RSUs are payable on vesting in an equal number of shares of our common stock. Stock options represent the right to receive a share of our common stock upon exercise of the option and payment of the exercise price. The named executive officers do not have the right to vote the shares subject to the awards and do not have any dividend rights with respect to the RSUs, stock options, or PSUs.

Outstanding Equity Awards as of December 31, 2022

The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2022.

		Option Awards				Stock Awards		PSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Michael Barrett	2/1/22	—	172,216(2)	13.90	2/1/32	—	—	—	—
	4/1/21	22,649	31,709(3)	42.80	4/1/31	—	—	—	—
	4/1/20	154,378	77,190(4)	5.28	4/1/30	—	—	—	—
	2/22/19	287,500	12,500(5)	5.14	2/22/29	—	—	—	—
	3/15/18	300,000	—	1.97	3/15/28	—	—	—	—
	3/17/17	686,160	—	5.80	3/17/27	—	—	—	—
	2/1/22	—	—	—	—	138,313(6)	1,464,735	—	—
	8/26/21	—	—	—	—	136,939(7)	1,450,184	—	—
	4/1/21	—	—	—	—	25,219(8)	267,069	—	—
	4/1/20	—	—	—	—	62,328(9)	660,054	—	—
	2/22/19	—	—	—	—	21,875(10)	231,656	—	—
	2/1/22	—	—	—	—	—	—	86,806(11)	919,276
	8/26/21	—	—	—	—	—	—	379,635(12)	4,020,335
	4/1/21	—	—	—	—	—	—	6,573(11)	69,608
	4/1/20	—	—	—	—	—	—	219,512(11)	2,324,632
David Day	2/1/22	—	68,886(2)	13.90	2/1/32	—	—	—	—
	4/1/21	9,847	13,787(3)	42.80	4/1/31	—	—	—	—
	4/1/20	77,189	38,595(4)	5.28	4/1/30	—	—	—	—
	2/20/19	70,437	6,709(5)	4.92	2/20/29	—	—	—	—
	3/15/18	9,584	—	1.97	3/15/28	—	—	—	—
	5/19/15	9,300	—	16.75	5/19/25	—	—	—	—
	2/1/22	—	—	—	—	96,819(13)	1,025,313	—	—
	2/1/22	—	—	—	—	55,325(14)	585,892	—	—
	4/1/21	—	—	—	—	19,188(15)	203,201	—	—
	4/1/20	—	—	—	—	54,537(16)	577,547	—	—
	2/20/19	—	—	—	—	11,750(10)	124,433	—	—
Sean Buckley	2/1/22	—	86,108(2)	13.90	2/1/32	—	—	—	—
	6/1/21	17,332	26,456(17)	30.93	6/1/31	—	—	—	—
	2/1/22	—	—	—	—	121,024(18)	1,281,644	—	—
	6/1/21	—	—	—	—	36,776(19)	389,458	—	—
	6/1/21	—	—	—	—	25,218(20)	267,059	—	—
J. Allen Dove	2/1/22	25,832	—	13.90	8/31/23	—	—	—	—
	6/1/21	24,630	—	30.93	8/31/23	—	—	—	—

		Option Awards				Stock Awards		PSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Katie Evans	2/1/22	—	68,886(2)	13.90	2/1/32	—	—	—	—
	4/1/21	7,386	10,340(3)	42.80	4/1/31	—	—	—	—
	4/1/20	46,313	23,157(4)	5.28	4/1/30	—	—	—	—
	2/28/19	32,149	1,397(21)	5.16	2/28/29	—	—	—	—
	2/27/18	56,137	—	3.61	2/27/28	—	—	—	—
	2/1/22	—	—	—	—	96,819(13)	1,025,313	—	—
	4/1/21	—	—	—	—	14,391(22)	152,401	—	—
	4/1/20	—	—	—	—	32,722(23)	346,526	—	—
	2/28/19	—	—	—	—	12,523(24)	132,619	—	—
Adam Soroca	2/1/22	—	68,886(2)	13.90	2/1/32	—	—	—	—
	4/1/21	7,386	10,340(3)	42.80	4/1/31	—	—	—	—
	4/1/20	56,605	28,303(4)	5.28	4/1/30	—	—	—	—
	2/20/19	124,386	5,584(5)	4.92	2/20/29	—	—	—	—
	3/15/18	33,315	—	1.97	3/15/28	—	—	—	—
	2/1/22	—	—	—	—	96,819(13)	1,025,313	—	—
	4/1/21	—	—	—	—	14,391(22)	152,401	—	—
	4/1/20	—	—	—	—	39,995(25)	423,547	—	—
	2/20/19	—	—	—	—	9,813(10)	103,920	—	—

(1)In accordance with the rules of the SEC, the values represent the product of the number of shares that have not vested and $10.59, which was the closing market price of our common stock on December 31, 2022. The reported amount does not necessarily reflect the value that may be realized by the individual because the awards vest over a specified period of time from the date of grant contingent upon continued employment and, in the case of PSUs, the issuer’s total stockholder return or the issuer achieving certain share price targets over the performance period, and the actual amount received upon sale of shares will depend upon the fair market value of the shares at the times they are sold.

(2)These stock options vest with respect to 25% of the underlying shares on February 1, 2023 and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following 36 months.

(3)These stock options vest (or vested) with respect to 25% of the underlying shares on April 1, 2022 and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following 36 months.

(4)These stock options vest (or vested) with respect to 25% of the underlying shares on April 1, 2021 and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following 36 months.

(5)These stock options vest (or vested) with respect to 25% of the underlying shares on February 1, 2020 and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following 36 months.

(6)These RSUs vest as follows: 34,578 shares on February 15, 2023, 8,645 shares on each May 15, August 15, November 15, and February 15 thereafter until November 15, 2025, and 8,640 shares on February 15, 2026.

(7)These RSUs vest in three equal installments on each of August 15, 2023, August 15, 2024, and August 15, 2025.

(8)These RSUs vest as follows: 2,609 shares on February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2025 and 1,738 shares on May 15, 2025.

(9)These RSUs vest as follows: 11,000 shares on February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2024 and 7,328 shares on May 15, 2024.

(10)These RSUs vest on May 15, 2023.

(11)The vesting of these PSUs will be determined based on the issuer’s total stockholder return (“TSR”) for the three-year period beginning on the grant date of the award relative to the TSRs of the companies in the Russell 2000 index over that period. The award is eligible to vest as to 0% to 150% of the target number of performance-based restricted stock units. In accordance with SEC rules, the number of shares reflected in the table above assumes 150% for the April 1, 2020 grant, 25% for the April 1, 2021 grant, and 100% for the February 1, 2022 grant as of December 31, 2022.

(12)The award consists of three equal tranches, which vest if the Company achieves share price targets of $60.00, $80.00, and $100.00, respectively, over 60 consecutive trading days during a performance period commencing on August 26, 2022 and ending on August 26, 2026. To the extent any of the performance-based requirements are met, the Company’s CEO must also provide continued service to the Company through at least August 26, 2024 to receive any shares of common stock underlying the grant and through August 26, 2026 to receive all of the shares of common stock underlying the performance units that have satisfied the applicable performance-based requirement. In accordance with SEC rules, the number of shares reflected in the table above assumes target achievement.

(13)These RSUs vest as follows: 24,205 shares on February 15, 2023, 6,051 shares on each May 15, August 15, November 15, and February 15 thereafter until November 15, 2025, and 6,053 shares on February 15, 2026.

(14)These RSUs vest in two equal installments on each of February 1, 2023 and February 1, 2024.

(15)These RSUs vest as follows: 1,985 shares on February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2025 and 1,323 shares on May 15, 2025.

(16)These RSUs vest as follows: 9,625 shares on February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2024 and 6,412 shares on May 15, 2024.

(17)These stock options vest (or vested) with respect to 25% of the underlying shares on May 15, 2022 and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following 36 months.

(18)These RSUs vest as follows: 30,256 shares on February 15, 2023, 7,564 shares on each May 15, August 15, November 15, and February 15 thereafter until February 15, 2026.

(19)These RSUs vest as follows: 3,678 shares on February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2025 and 3,674 shares on May 15, 2025.

(20)These RSUs vest on June 1, 2023.

(21)These stock options vest (or vested) with respect to 25% of the underlying shares on February 14, 2020 and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following 36 months.

(22)These RSUs vest as follows: 1,489 shares on February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2025 and 990 shares on May 15, 2025.

(23)These RSUs vest as follows: 5,775 shares February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2024 and 3,847 shares on May 15, 2024.

(24)These RSUs vest on February 14, 2023.

(25)These RSUs vest as follows: 7,058 shares February 15, 2023 and each May 15, August 15, November 15, and February 15 thereafter until February 15, 2024 and 4,705 shares on May 15, 2024.

Option Exercises and Stock Vested - 2022

The following table provides information regarding stock options that were exercised by our named executive officers during 2022 and the restricted stock unit awards granted to our named executive officers that vested during 2022.

	Option Awards		Stock Awards
Name	Gross Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Gross Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael Barrett	—	—	158,961	1,760,082
David Day	—	—	101,122	1,124,947
Sean Buckley	—	—	47,286	503,864
J. Allen Dove	—	—	121,538(3)	1,040,697(3)
Katie Evans	—	—	103,319	1,315,800
Adam Soroca	—	—	79,983	888,774

(1)The value realized upon the exercise of a stock option is calculated by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date the stock option was exercised and the per-share exercise price of the options. Represents the gross value realized prior to any applicable tax withholding.

(2)The value realized upon the vesting of a stock award is calculated by multiplying (i) the number of shares of our common stock that vested, by (ii) the per-share closing price of our common stock on the vesting date. Represents the gross value realized prior to any applicable tax withholding.

(3)The gross number of shares acquired on vesting and the value realized on vesting for Mr. Dove includes 77,930 restricted stock units that had accelerated vesting in connection with his severance agreement.

Severance and Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment with us and/or a change in control of Magnite. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from the amounts presented below. Factors that could affect these amounts include the timing during the year of any such event.

We are a party to an Executive Severance and Vesting Acceleration Agreement, referred to as the severance agreement, with each of our named executive officers. These agreements, which were most recently updated in April 2023, provide that if we terminate the employment of any of these executives without “cause”, if any of these executives resigns for “good reason”, or if the executive’s employment terminates due to the executive’s death or “disability” (as such terms are defined in the severance agreement), and prior to and not in connection with the consummation of a “sale transaction” (as such term is defined in the severance agreement), the executive will be entitled to receive (A) continuation of his or her then-current base salary for 12 months, (B)(i) for Mr. Buckley, a full target bonus and pro-rata performance bonus for the year of termination based upon the portion of the year worked and net of bonus amounts previously paid for the year , (ii) for Messrs. Barrett, Day, and Soroca and Ms. Evans, a pro-rata target bonus for the year of termination based upon the portion of the year worked and net of bonus amounts previously paid for the year, (C) continuation of group health insurance coverage or reimbursement of premiums for each executive and his or her respective dependents for 12 months, and (D) accelerated vesting of equity awards that vest solely over time for 12 months following termination of employment.

If we terminate the employment of any of these executives without cause, if any of them resigns for good reason or if any the executive’s employment terminates due to the executive’s death or disability, in any case in connection with or following a change in control of Magnite (within thirteen months after the change in control for Mr. Barrett), the benefits described above will be increased to include for Messrs. Barrett and Day, additional cash severance equal to one year’s target bonus (paid over 12 months); and for all the executives, full acceleration of vesting of all equity awards that vest solely over time.

On August 31, 2022, Mr. Dove’s employment with the Company was terminated. In connection with Mr. Dove’s termination, he was paid the following pursuant to the terms of his severance agreement: (A) 12 months base salary; (B) full target bonus; (C) pro-rated performance bonus for periods employed in 2022; (D) 12 months continuation of group health insurance coverage; and (E) 12 months accelerated vesting of equity awards.

For a description of Mr. Barrett’s PSU awards in the event of termination of employment, see the table below.

All severance benefits are conditioned upon these executives entering into a release of claims with us and abiding by the restrictive covenants contained in our standard confidentiality agreement (which includes an indefinite confidentiality covenant and one-year post-termination non-solicitation of employees covenant). The severance agreements also provide that if the payments or benefits made to the executive in connection with a change in control of Magnite would result in an excise tax under Section 280G and 4999 of the U.S. Internal Revenue Code, such payments or benefits will be reduced if and to the extent such a reduction would result in a greater after-tax benefit for the executive.

The following tables present our estimates of the value of the payments and benefits that each of the named executive officers (other than Mr. Dove) would have been entitled to receive (1) had his employment been terminated by us without “cause,” by the executive for “good reason”, or due to the executive’s death or “disability” on December 31, 2022 and (2) had both such a termination of the executive’s employment and a change in control of Magnite occurred on that date. The actual amounts that would be paid upon a named executive officer’s termination of employment and/or a change in control can only be determined at the time of such event. In connection with the termination of his employment on August 31, 2022, Mr. Dove received severance with a total dollar value of $1,531,177, which includes 12 months accelerated vesting of restricted stock units. He also received 12 months accelerated vesting of out-of-the-money option awards, which remain outstanding until August 31, 2023.

Severance Benefits (No Change in Control)(1)

Name	Cash Severance ($)(2)	Bonus ($)(3)	Continued Health Insurance Coverage ($)(4)	Value of Accelerated Vesting of Equity Awards ($)(5)	Total ($)
Michael Barrett	600,000	600,000	31,315	3,949,116(6)	5,180,431
David Day	529,500	370,500	15,658	1,098,586	2,014,244
Sean Buckley	1,100,000	550,000	31,315	983,578	2,664,893
Katie Evans	235,250	329,500	15,658	660,579	1,476,237
Adam Soroca	235,250	329,500	15,658	693,372	1,509,030

(1)As of December 31, 2022, Mr. Soroca and Ms. Evans were entitled to 6 months continuation of base salary, 6 months continuation of health benefits, and 6 months equity acceleration, which terms were amended to 12 months in April 2023. Mr. Day was entitled to 6 months continuation of health benefits as of December 31, 2022, which term was amended to 12 months in April 2023.

(2)The cash severance amount included in the table above is equal to 12 months base salary plus target bonus (in the case of Mr. Buckley), 12 months base salary (in the case of Messrs. Barrett and Mr. Day) and 6 months base salary (in the case of Mr. Soroca and Ms. Evans).

(3)The bonus amount included in the table above is equal to the executive’s pro-rated bonus through December 31, 2022. Actual payments made to executives upon termination would be reduced by any bonus amounts previously paid to such executives in respect of their 2022 bonus.

(4)As of December 31, 2022, the executive was entitled to continuation of group health insurance coverage or reimbursement of premiums for the executive and his dependents for the following specified periods: 12 months for Messrs. Barrett and Buckley, and 6 months for Ms. Evans and Messrs. Day and Soroca.

(5)The equity acceleration amount included in the table represents the value of the equity awards that would vest in connection with the termination of the executive’s employment as of December 31, 2022 (12 months for Messrs. Barrett, Buckley, and Day, and 6 months for Ms. Evans and Mr. Soroca). The value of the accelerated options, RSUs, and PSUs presented in the table is calculated based on our closing stock price on December 31, 2022 of $10.59 and, in the case of the accelerated options, less the exercise price of in-the-money options.

(6)For the PSUs granted in April 1, 2020, April 1, 2021, and February 1, 2022 under an involuntary termination (termination without “cause” or if the executive resigns for “good reason”), Mr. Barrett would be entitled to a prorated amount of the award at the end of the three year performance period based on actual achievement to date multiplied by a fraction where the numerator is how many full months of service has been performed and the denominator is thirty-six (36). However, if the involuntary termination occurred prior to the first anniversary of the grant date, all of the PSUs would be forfeited. If the termination was due to Mr. Barrett’s death or “disability” then he would be entitled to a prorated amount of the award based on the target amount of PSUs regardless of whether the termination occurred within one-year of grant.

For Mr. Barrett’s one-time PSU granted on August 26, 2021, in the event of an involuntary termination or if the termination was due the executive’s death or “disability”, the requirements for continued service would be waived and he would earn a number of shares based on actual based on share price targets achieved to date at the time of the termination.

In the table above, the value of the PSUs is calculated assuming an involuntary termination. For the award granted April 1, 2020 and April 1, 2021, the number of PSUs assumes 115.53% and 0% achievement, respectively, based on performance through December 31, 2022, which would result in a total of 154,979 shares and zero shares vesting, respectively, based on Mr. Barrett’s service through December 31, 2022. The awards under the February 1, 2022 grant had not yet met the one year anniversary threshold as of December 31, 2022, and as such, no shares would vest under that grant. For the August 26, 2021 grant, no shares would vest as none of the stock price targets have been achieved as of December 31, 2022. The total value of PSU awards included in the table above is $1,641,228.

If Mr. Barrett’s employment was terminated due to death or “disability” as of December 31, 2022, he would receive 134,146 shares under his April 1, 2020 grant, 15,336 shares under his April 1, 2021 grant, 26,524 shares under his February 1, 2022 grant, and zero shares under the August 26, 2021 grant. Under this scenario, the total value of PSU awards that would vest would be $1,863,904 and the total value of accelerated equity awards would be $4,171,792.

Severance Benefits (Change in Control)

Name	Cash Severance ($)(1)	Bonus ($)(2)	Continued Health Insurance Coverage ($)(3)	Value of Accelerated Vesting of Equity Awards ($)(4)	Total ($)
Michael Barrett	1,200,000	600,000	31,315	7,088,674(5)	8,919,989
David Day	900,000	370,500	31,315	2,759,365	4,061,180
Sean Buckley	1,100,000	550,000	31,315	1,938,161	3,619,476
Katie Evans	470,500	329,500	31,315	1,787,408	2,439,373
Adam Soroca	470,500	329,500	31,315	1,887,131	2,718,446

(1)The cash severance amount included in the table above is equal to 12 months base salary plus target bonus (in the case of Messrs. Barrett, Day, and Buckley) and 12 months base salary (in the case of Ms. Evans and Mr. Soroca).

(2)The bonus amount included in the table above is equal to the executive’s pro-rated bonus through December 31, 2022. Actual payments made to executives upon termination would be reduced by any bonus amounts previously paid to such executives in respect of their 2022 bonus.

(3)The executive is entitled to continuation of group health insurance coverage or reimbursement of premiums for the executive and his dependents for a specified period (12 months for Messrs. Barrett, Day, Buckley, Soroca and Ms. Evans).

(4)The equity acceleration amount included in the table represents the value of the equity awards that would vest in connection with the termination of the executive’s employment as of December 31, 2022 (full acceleration of unvested options and RSUs for all executives). The value of the accelerated options, RSUs, and PSUs presented in the table is calculated based on our closing stock price on December 31, 2022 of $10.59, and, in the case of the accelerated options, less the exercise price of in-the-money options.

(5)In the event Mr. Barrett’s employment was terminated immediately following the consummation of a change of control, the following provisions apply with respect to his PSUs:

(i)with respect to his PSUs granted on April 1, 2020, April 1, 2021, and February 1, 2022, he would earn a number of shares based on TSR achievement through the change in control event, rather than a three-year TSR, and assuming service through the full performance period; any such shares would vest immediately upon his termination. Assuming the change in control event and termination occurred on December 31, 2022 (at a price of $10.59 per share, the closing price on December 31, 2022), Mr. Barrett would be entitled to 169,068 shares from the April 1, 2020 grant, based on 115.53% achievement to date, zero shares from the April 1, 2021 grant, based on 0% achievement to date, and 70,495 shares from the February 1, 2022 grant, based on 81.21% achievement to date.

(ii)with respect to Mr. Barrett’s one-time PSU granted on August 26, 2021, he would earn a number of shares based on achievement of share price targets through the change of control and such shares would vest immediately upon his termination. Assuming the change in control event and termination occurred on December 31, 2022 (at a price of $10.59 per share, the closing price on December 31, 2022), Mr. Barrett would be entitled to zero shares from this grant.

The total value of PSU awards included in the table above is $2,536,972.

CEO Pay-Ratio Disclosure

Pursuant to the Exchange Act, we are required to disclose the ratio of the total annual compensation of our President and CEO, Michael Barrett, to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described above, we have determined that our CEO’s total compensation for 2022 was $6,128,497, and the median of the total 2022 compensation of all of our employees (excluding our CEO) was $232,982. Accordingly, we estimate the ratio of our CEO’s total compensation for 2022 to the median of the total 2022 compensation of all of our employees (excluding our CEO) to be 26.30 to 1.

We identified the median employee by taking into account the annualized total cash compensation for 2022 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 31, 2022. We included all employees, whether employed on a full-time or part-time basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2022, but we did annualize the compensation for any employees who were not employed by us for all of 2022. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.

Once the median employee was identified as described above, that employee’s total annual compensation for 2022 was determined using the same rules that apply to reporting the compensation of our named executive officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

Pay Versus Performance

The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our other (non-PEO) NEOs along with total shareholder return, net income, and Total Revenue ex TAC performance results for our fiscal years 2020, 2021 and 2022.

					Investment of Initial Fixed $100 Investment Based on:
Year(1)	Summary Comp Table Total for PEO(2)	Compensation Actually Paid to PEO(3)(4)	Average Summary Comp Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(3)(5)	Magnite’s Total Shareholder Return(6)	Peer Group Total Shareholder Return(6)	GAAP Net Income (in thousands)	Total 1 Yr Revenue ex-TAC Growth(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$6,128,497	-$3,532,121	$3,606,471	$1,383,790	$130	$77	-$130,323	24%
2021	$18,291,589	-$31,006	$7,113,462	$4,617,432	$214	$180	$65	90%
2020	$3,512,905	$33,894,891	$1,777,455	$12,699,997	$376	$193	-$53,432	40%

(1)	NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2022	Mr. Barrett	Messrs. Day, Buckley, Soroca and Dove and Ms. Evans
2021	Mr. Barrett	Messrs. Day, Buckley and Dove and Ms. Evans
2020	Mr. Barrett	Messrs. Day, Kershaw, and Soroca and Ms. Evans

(2)	Amounts reported in this column represent (i) the total compensation as reported in the Summary Compensation Table for the applicable year in the case of Mr. Barrett (for each year where he served as principal executive officer) and (ii) the average of the total compensation as reported in the Summary Compensation Table for the Company’s other NEOs for the applicable year.

(3)	The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns has been estimated pursuant to the guidance in Accounting Standards Codification Topic No. 718: Compensation–Stock Compensation (“ASC Topic 718”). The fair values of restricted share awards that are subject to solely service-based vesting criteria equals the closing price on applicable year-end date(s) or, in the case of vesting dates, the closing price on the applicable vesting dates. The fair values of the one-time PSU award to Mr. Barrett in 2021 that vest upon the attainment of stock price targets and the 2020, 2021, and 2022 PSU awards that vest based on TSR achievement were estimated with a Monte Carlo simulation model as of the applicable year-end date(s) using the same methodology as used to estimate the grant date fair value, but using each company’s closing share price on the applicable revaluation date as the current market price and volatility assumptions and risk free rates determined as of the revaluation date based on the length of the award’s remaining performance measurement period. The fair values of stock options were estimated using the Black Scholes option pricing model as of the applicable year-end or vesting date(s), using the same methodology as used to estimate the grant date fair value but using (a) the closing share price on the applicable revaluation date as the current market price, (b) an expected remaining life assumption equal to the length of time between the revaluation date and the midpoint between the stock options’ vest date and expiration date, (c) expected volatility assumptions and risk free rates determined as of the revaluation date based on the length of the expected remaining life, and (d) an expected dividend rate of 0%. For additional information on the assumptions used to estimate the fair value of the awards, see the Notes to Consolidated Financial Statements in Magnite’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2022 and prior fiscal years.

(4)	Compensation Actually Paid to PEO (Mr. Barrett) reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2020	2021	2022
Total Reported in Summary Compensation Table (SCT)	$3,512,905	$18,291,589	$6,128,497
Less, value of Stock and Option Awards reported in SCT	($2,569,306)	($16,974,391)	($4,960,792)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$18,245,564	$8,100,126	$3,679,620
Plus, Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	$14,583,801	($9,233,914)	($6,440,676)
Plus, FMV of Awards Granted this Year and that Vested this Year	($0)	($0)	($0)
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$121,927	($214,416)	($1,938,770)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	($0)	($0)	($0)
Plus, Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	($0)	($0)	($0)
Total Adjustments	$30,381,986	($18,322,595)	($9,660,618)
Compensation Actually Paid	$33,894,891	($31,006)	($3,532,121)

(5)	The average Compensation Actually Paid to the non-PEO NEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2020	2021	2022
Total Reported in Summary Compensation Table (SCT)	$1,777,455	$7,113,462	$3,606,471
Less, value of Stock and Option Awards reported in SCT	($1,121,444)	($2,991,280)	($2,212,933)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$7,322,776	$1,475,824	$1,372,534
Plus, Change in Fair Value of Prior Year Awards that are Outstanding and Unvested(a)	$4,611,689	($1,498,220)	($552,353)
Plus, FMV of Awards Granted this Year and that Vested this Year	($0)	($0)	$75,793
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year(a)	$109,521	$517,646	($783,541)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	($0)	($0)	($122,181)
Plus, Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	($0)	($0)	($0)
Total Adjustments	$10,922,542	($2,496,030)	($2,222,681)
Compensation Actually Paid	$12,699,997	$4,617,432	$1,383,790

(a)	In 2020, there were legacy Telaria stock and option awards that the Company assumed as part of the Telaria merger on April 1, 2020 (“Assumed Awards”). These Assumed Awards were originally granted prior to 2020. For the table above, the change in fair value of Assumed Awards that remain outstanding and unvested in 2020 will be determined as the change in fair value from April 1, 2020 to December 31, 2020. Also, the change in fair value of Assumed Awards that vested in 2020 will be determined as the change in fair value from April 1, 2020 to vest date.

(6)	Peer group TSR reflects the S&P Internet Select Industry Index performance as reflected in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 pursuant to Item 201(e) of Regulation S-K. For the Company and peer group TSR, each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2019.
(7)	Total Revenue ex-TAC Growth is used as the Company selected metric. Our annual incentive program is based 40% on CTV Revenue ex-TAC and 40% on DV+ Revenue ex-TAC which when combined equals our total Revenue ex-TAC.

Relationship Between Magnite’s Pay and Performance:

Below are graphs showing the relationship of “compensation actually paid” (CAP) to our Chief Executive Officer and other named executive officers in 2020, 2021 and 2022 to (1) TSR of both Magnite and the Russell 2000 Index, (2) Magnite’s net income and (3) Magnite’s total Revenue ex-TAC growth.

Compensation actually paid to our CEO and other named executive officers is correlated strongly with relative TSR. The decrease in realized value is driven by stock price decline following awards granted in 2021. The relationships between the compensation actually paid and financial metrics has a weaker correlation due to the stronger connection to share price as indicated above.

The following is a list of financial performance and non-financial performance measures, which in the Company’s assessment, represent the most important measures used by the Company to link compensation actually paid to the NEOs for 2022:

Total Revenue ex-TAC Growth
CTV Revenue ex-TAC Growth
DV+ Revenue ex-TAC Growth
Adjusted EBITDA less Capital Expenditures
Relative Total Shareholder Return

For additional details regarding these performance measures, please see the sections titled “Fiscal 2022 Cash Incentive Bonuses” and “Equity Compensation” in our Compensation Discussion and Analysis elsewhere in this Proxy Statement.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our equity interests as of April 17, 2023 by:

•each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding equity interests;

•each of our directors and director nominees;

•each of our named executive officers; and

•all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership of our common stock is based on 135,513,598 of our common stock outstanding as of April 17, 2023.

Name and Address of Beneficial Owner(1)	Shares of Common Stock(2)	Percent
5% Stockholders
The Vanguard Group(3)	12,436,899	9.2
RTL Group GmbH and Related Entities(4)	12,374,315	9.1
Granahan Investment Management LLC(5)	10,419,013	7.7
BlackRock, Inc.(6)	8,905,372	6.6
Edenbrook Capital, LLC(7)	6,893,079	5.1
Named Executive Officers
Michael Barrett(8)	2,677,117	2.0
David Day(9)	396,570	*
Sean Buckley(10)	132,813	*
J. Allen Dove(11)	122,756	*
Katie Evans(12)	356,667	*
AdamSoroca(13)	490,057	*
Directors and Director Nominees
Paul Caine(14)	160,033	*
Robert J. Frankenberg(15)	191,847	*
Sarah P. Harden(16)	111,369	*
Doug Knopper(14)	121,545	*
Rachel Lam(14)	203,252	*
David Pearson(14)	28,814	*
James Rossman(14)	342,052	*
Robert F. Spillane(17)	191,847	*
Lisa L. Troe(18)	186,697	*
Diane Yu(14)	28,814	*
All Current Executive Officers and Directors as a Group (18 persons)(19)	5,993,058	4.3

*Indicates ownership of less than one percent.

(1)Except as noted, the address of the named beneficial owner is c/o Magnite, Inc., 1250 Broadway, 15th Floor, New York, New York 10001.

(2)The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes shares (i) as to which the individual or entity has sole or shared voting power or investment power, and (ii) the individual owns or has the right to acquire beneficial ownership within 60 days of April 17, 2023. Shares not owned but which the individual has the right to acquire beneficial ownership within 60 days of April 17, 2023 are included in the numerator and denominator for that specific individual in calculating that individual’s beneficial ownership percentage, but not deemed outstanding in the aggregate for computing the ownership percentage for others.

(3)Beneficial ownership is based solely on the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”) with respect to our common stock as of December 30, 2022. The Schedule 13G/A states that Vanguard has shared voting power as to 257,031 shares, shared dispositive power as to 368,639 shares and sole dispositive power as to 12,068,260 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)Beneficial ownership is based solely on the Schedule 13G/A filed with the SEC on May 21, 2021 by RTL Group GmbH, RTL Group S.A. and Bertelsmann SE & Co. KGaA (“Bertelsmann”) with respect to our common stock as of May 12, 2021. The Schedule 13G/A states that RTL Group GmbH, RTL Group S.A. and Bertelsmann have shared voting power as to 12,374,315 shares and shared dispositive power as to

12,374,315 shares. The address for RTL Group GmbH is Picassoplatz 1, D-50679 Cologne, Germany. The address for RTL Group S.A. is 43 Boulevard Pierre Frieden, L-1543 Luxembourg, Grand Duchy of Luxembourg. The address for Bertelsmann is Carl-Bertelsmann-Strasse 270, 33311 Gütersloh, Germany.

(5)Beneficial ownership is based solely on the Schedule 13G/A filed with the SEC on February 14, 2023 by Granahan Investment Management, LLC (“Granahan”) with respect to our common stock as of December 31, 2022. The Schedule 13G states that Granahan has sole voting power as to 9,322,004 shares and sole dispositive power as to 10,419,013 shares. The address for Granahan is Wyman Street, Suite 460, Waltham, MA 02451.

(6)Beneficial ownership is based solely on the Schedule 13G/A filed with the SEC on February 1, 2023 by BlackRock, Inc. (“BlackRock”) with respect to our common stock. The Schedule 13G/A states that BlackRock has sole voting power as to 8,627,635 shares and sole dispositive power as to 8,905,372 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(7)Beneficial ownership is based solely on the Schedule 13D filed with the SEC on November 10, 2022 by Edenbrook Capital, LLC (“Edenbrook”) with respect to our common stock as of November 8, 2022. The Schedule 13D states that Edenbrook has shared dispositive power as to 6,893,079 shares and shared dispositive power as to 6,893,079 shares. The address for Edenbrook is 116 Radio Circle, Mount Kisco, NY, 10549.

(8)Includes 44,129 restricted stock units that will vest within 60 days of April 17, 2023 and 1,556,333 shares issuable pursuant to outstanding stock options exercisable by Mr. Barrett within 60 days of April 17, 2023, of which 1,537,244 were fully vested as of April 17, 2023.

(9)Includes 29,411 restricted stock units that will vest within 60 days of April 17, 2023 and 223,456 shares issuable pursuant to outstanding stock options exercisable by Mr. Day within 60 days of April 17, 2023, of which 214,777 were fully vested as of April 17, 2023.

(10)Includes 36,460 restricted stock units that will vest within 60 days of April 17, 2023 and 51,508 shares issuable pursuant to outstanding stock options exercisable by Mr. Buckley within 60 days of April 17, 2023, of which 46,095 were fully vested as of April 17, 2023.

(11)Based on the Company’s knowledge as of Mr. Dove’s termination and after giving effect to his severance. At such time, he beneficially owned 72,294 shares of common stock and 50,462 outstanding and fully vested stock options.

(12)Includes 13,315 restricted stock units that will vest within 60 days of April 17, 2023 and 177,243 shares issuable pursuant to outstanding stock options exercisable by Ms. Evans within 60 days of April 17, 2023, of which 170,740 were fully vested as of April 17, 2023.

(13)Includes 24,411 restricted stock units that will vest within 60 days of April 17, 2023 and 263,066 shares issuable pursuant to outstanding stock options exercisable by Mr. Soroca within 60 days of April 17, 2023, of which 255,921 were fully vested as of April 17, 2023.

(14)Includes 16,489 restricted stock units that will vest within 60 days of April 17, 2023.

(15)Includes 16,489 restricted stock units that will vest within 60 days of April 17, 2023 and 86,500 shares issuable pursuant to outstanding stock options exercisable by Mr. Frankenberg within 60 days of April 17, 2023, all of which were fully vested as of April 17, 2023.

(16)Includes 16,489 restricted stock units that will vest within 60 days of April 17, 2023 and 18,436 vested but deferred restricted stock units.

(17)Includes 16,489 restricted stock units that will vest within 60 days of April 17, 2023 and 86,500 shares issuable pursuant to outstanding stock options exercisable by Mr. Spillane within 60 days of April 17, 2023, all of which were fully vested as of April 17, 2023.

(18)Includes 16,489 restricted stock units that will vest within 60 days of April 17, 2023 and 66,708 shares issuable pursuant to outstanding stock options exercisable by Ms. Troe within 60 days of April 17, 2023, all of which were fully vested as of April 17, 2023.

(19)Includes 326,863 restricted stock units that will vest within 60 days of April 17, 2023 and 2,617,903 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 17, 2023, of which 2,567,199 were fully vested as of April 17, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- average Exercise Price of Outstanding Options and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders(1)	13,793,769	$9.90	17,530,217(5)
Equity Compensation Plans Not Approved by Stockholders(2)	1,517,714	$5.37	225,553(6)
Total	15,311,483(3)	$8.71	17,755,770

(1)Consists of our 2007 Stock Incentive Plan, 2014 Equity Incentive Plan, and 2014 Employee Stock Purchase Plan.

(2)Consists of our 2014 Inducement Grant Equity Incentive Plan and outstanding awards inherited by the Company from the nToggle, Inc. 2014 Equity Incentive Plan and the Telaria Plans, each described below.

(3)Represents 4,672,148 shares to be issued upon exercise of outstanding options, 10,620,899 shares subject to outstanding unvested restricted stock units, and 18,436 shares subject to outstanding vested but deferred restricted stock units. The 10,620,899 shares subject to outstanding unvested restricted stock units includes 639,073 performance related restricted stock units that vest based on certain stock price performance metrics.

(4)Represents the weighted-average exercise price of outstanding options. Shares subject to outstanding unvested restricted stock units and performance-based stock units become issuable upon vesting without any exercise price or other cash consideration required.

(5)Consists of 13,700,699 shares that were available for future issuance under the 2014 Equity Incentive Plan and 3,829,518 shares that were available for future issuance under the 2014 Employee Stock Purchase Plan (“ESPP”) as of December 31, 2022, including approximately 235,627 shares subject to purchase during the ESPP offering periods in effect as of December 31, 2022. On January 1, 2023, an additional 6,700,286 shares became available for future issuance under the 2014 Equity Incentive Plan and an additional 1,340,057 shares became available for issuance under the 2014 Employee Stock Purchase Plan, both pursuant to the plan’s evergreen provisions that provide for automatic annual increases on January 1 of each year until the plans expire equal to 5% and 1%, respectively, of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board).

(6)Shares available for future issuance under the 2014 Inducement Grant Equity Incentive Plan.

Our 2014 Inducement Grant Equity Incentive Plan was adopted by our board in November 2014 for use in making employment inducement awards pursuant to Nasdaq Listing Rule 5635(c)(4) (or New York Stock Exchange Rule 303A.08, prior to our move to the Nasdaq Global Select Market). A total of 1 million shares of our common stock was initially reserved for granting stock options, restricted stock, restricted stock units, stock appreciation rights, performance stock awards, and other awards under our 2014 Inducement Grant Equity Incentive Plan. Our board or the compensation committee may increase the number of shares reserved for granting awards under this plan at its discretion, from time to time. The share reserve under this plan was increased by 1,700,000 shares in March 2017 to provide shares underlying the initial equity awards granted to Mr. Barrett in connection with his hire as our President and Chief Executive Officer, which were made as inducement awards. Our board and the compensation committee have discretion to determine the terms of awards granted under our 2014 Inducement Grant Equity Incentive Plan, including vesting, forfeiture and acceleration. The exercise price for stock options granted under our 2014 Inducement Grant Equity Incentive Plan will not be less than the fair market value of our common stock on the date of grant. Restricted stock units may be granted in exchange for any form of legal consideration acceptable to our board and restricted stock may be granted in exchange for the payment of a purchase price, past or future services to our company or any other form of legal consideration. In connection with our acquisition of iSocket, Inc. in November 2014, we granted 132,000 stock options under our 2014 Inducement Grant Equity Incentive Plan with an exercise price of $14.62 per share and a ten-year term, and vesting over approximately four years, with 25% of the total shares granted vesting on the first anniversary of the date of the acquisition of iSocket, Inc. and the balance vesting in 36 equal monthly installments thereafter. In connection with the acquisition of iSocket, we also granted 126,050 restricted stock unit awards under the 2014 Inducement Grant Equity Incentive Plan, vesting over approximately 54 months. In connection with our acquisition of nToggle, Inc. in July 2017, we granted an aggregate of 174,117 restricted stock units under the 2014 Inducement Grant Equity Incentive Plan, vesting over approximately four years. As of December 31, 2022, 225,553 shares were available for issuance under the 2014 Inducement Grant Equity Incentive Plan.

We assumed the nToggle, Inc. 2014 Equity Incentive Plan in connection with our acquisition of nToggle, Inc. in July 2017. In connection with the acquisition, and giving effect to the exchange ratio used to determine the number of Rubicon Project options we issued in exchange for outstanding nToggle options, we assumed a total of 432,482 options previously granted under the nToggle, Inc. 2014 Equity Incentive Plan, with a weighted-average exercise price per share of $0.51, remaining terms ranging to April 2027 and remaining vesting periods ranging to April 2021. We also assumed 77,499 shares of unvested restricted stock with a remaining vesting period to October 2019. In addition, 480,673 shares of common stock remaining available under the nToggle, Inc. 2014 Equity Incentive Plan were added to the pool of available shares under our 2014 Equity Incentive Plan, and can be used for awards during the period when they would have been available for grant under the nToggle 2014 Equity Incentive Plan to persons who were not employed by the Company or its affiliates immediately before the nToggle acquisition, and otherwise in accordance with the applicable listing standard rules. No further awards will be made under the nToggle 2014 Equity Incentive Plan.

We assumed the Telaria, Inc. 2013 Equity Incentive Plan, as amended, the Telaria, Inc. 2008 Stock Plan, as amended, the ScanScout, Inc. 2009 Equity Incentive Plan, as amended, and certain new hire inducement awards granted by the Telaria board (together, the “Telaria Plans”) in April 2020 in connection with the Telaria Merger. In connection with the Telaria Merger, and giving effect to the exchange ratio used to determine the number of Magnite options we issued in exchange for outstanding Telaria options, we assumed a total of 4,998,622 options previously granted under the Telaria Plans, with a weighted-average exercise price per share of $3.80, remaining terms ranging to February 2030 and remaining vesting periods ranging to January 2024.

We also assumed 2,416,824 shares of unvested restricted stock with a remaining vesting period to March 2024. In addition, 7,291,151 shares of common stock remaining available under the Telaria, Inc. 2013 Equity Incentive Plan were added to the 2014 Equity Incentive Plan, which shares will be used solely with respect to new hire awards or awards to former employees of Telaria prior to the merger, provided that if Proposal 4 is approved, the Telaria Shares (as defined in proposal 4) will become available for grant under our Amended and Restated 2014 Equity Incentive Plan without such restrictions. As of December 31, 2022, there were 5,193,363 such shares remaining available for issuance under the 2014 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2022, there is one set of transactions to which the Company has been a participant, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or their family members, had or will have a direct or indirect material interest.

RTL Group GmbH held more than 5% of our outstanding shares as of December 31, 2022, but does not participate in or exercise any control over the management of the Company. Various affiliates of RTL Group GmbH, spent approximately $2,403,000 in 2022 as a buyer on our platform, pursuant to a commercial agreement entered into in the ordinary course of business, which was negotiated at arms-length. Moreover, various affiliates of RTL Group GmbH were paid an aggregate of approximately $1,004,000 in connection with advertising inventory they monetized through our platforms, all pursuant to commercial agreements entered into in the ordinary course of business and negotiated at arms-length. Compensation arrangements with our directors and officers are described under “Director Compensation” and “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors, executive officers and certain other officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Procedures for Approval of Related Person Transactions

We have adopted a formal written policy providing that related person transactions may be consummated or continued only if approved or ratified by the audit committee. The policy defines “related person transactions” as transactions in which we are or will be a participant, the aggregate amount involved since the beginning of the Company’s last fiscal year exceeds or may be expected to exceed $100,000, and a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is a person who is or was since the beginning of our last fiscal year a director, nominee for director, or executive officer; a greater than 5% beneficial owner of our common stock; or an immediate family member of any such person. The policy provides that our legal department will review each proposed related person transaction and prepare a description for the audit committee, which will review the proposed transaction and consider such factors, as it deems appropriate, including at least the following factors:

•the terms of the transaction as compared to terms available for a similar transaction with a non-related party;

•the extent of the related person’s interest in the transaction;

•the disclosure requirements associated with the transaction;

•the effect of the transaction upon the independence of any director involved;

•the effect of the transaction upon the ability of the related person to fulfill his or her duties to the Company; and

•the appearance of the transaction.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR
THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Exchange Act Rule 14a-8(e), proposals of stockholders being submitted for inclusion in our proxy materials for our 2024 annual meeting of stockholders must be received by us at our corporate headquarters at 1250 Broadway, 15th Floor, New York, New York 10001, directed to the attention of our Corporate Secretary, not later than December 30, 2023 to be considered for inclusion in the proxy statement for that meeting.

Under our bylaws, director nominations and other proposals at our 2024 annual meeting of stockholders that are not intended or eligible for inclusion in the proxy statement for that meeting may, nonetheless, be considered for presentation at the meeting if the nomination or proposal is delivered to or mailed and received by us at our corporate headquarters at 1250 Broadway, 15th Floor, New York, New York 10001 not earlier than the close of business on February 15, 2024 and not later than the close of business on March 16, 2024. However, if the date of the 2024 annual meeting is more than 30 days before the first anniversary of the Annual Meeting or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we first make public announcement of the date of the annual meeting. In addition to giving notice pursuant to the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required Rule 14a-19, the SEC’s universal proxy rule, to our Corporate Secretary regarding such intent no later than April 15, 2024. A copy of our bylaws may be obtained from our Corporate Secretary.

The chairman of the meeting may refuse to acknowledge or introduce any matter brought by a stockholder at a meeting if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

ANNUAL REPORT

A copy of our 2022 Annual Report as filed with the SEC on February 22, 2023, without exhibits, will be provided without charge upon written request addressed to our Corporate Secretary at our corporate headquarters at 1250 Broadway, 15th Floor, New York, New York 10001. A copy of our 2022 Annual Report may also be obtained via the Internet by following the instructions set forth in the Notice of Internet Availability of Proxy Materials or in the “Financials and Filings” section of our Investor Relations website at http://investor.magnite.com.

By Order of the Board of Directors,

Aaron Saltz Chief Legal Officer

April 28, 2023

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING ONLINE, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES, PLEASE VOTE AS PROMPTLY AS POSSIBLE. YOU ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS ELECTRONICALLY OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU REQUESTED A PRINTED COPY OF YOUR PROXY MATERIALS, YOU MAY ALSO VOTE BY MAIL BY SIGNING, DATING, AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM IN THE PRE-PAID ENVELOPE PROVIDED. VOTING NOW VIA PROXY WILL NOT LIMIT YOUR RIGHT TO CHANGE YOUR VOTE OR TO ATTEND THE ANNUAL MEETING ONLINE.

Appendix A

MAGNITE, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

ORIGINALLY ADOPTED BY THE BOARD: November 14, 2013

ORIGINALLY APPROVED BY THE STOCKHOLDERS: March 14, 2014

ORIGINAL EFFECTIVE DATE: April 1, 2014

AMENDED BY THE BOARD: April 7, 2016

AMENDED AND RESTATED BY THE BOARD: April 20, 2023

APPROVED BY THE STOCKHOLDERS: [___], 2023

1. GENERAL.

(a) Plan History. The Plan originally became effective as of April 1, 2014 as the successor to and continuation of the Company’s prior compensatory stock plan. The Plan has been amended from time to time following the Original Effective Date. The Plan is hereby amended and restated, effective as of April 20, 2023 (the “Effective Date”).

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards, any of which may be subject to the achievement of Performance Goals: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; and (vi) Other Stock Awards.

(d) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Document, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Document, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 10 entitled “Adjustments upon Changes in Common Stock; Other Corporate Events”, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common

Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, including an action described in Section 5(m) below, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Document, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of Exchange Act or any successor rule.

(viii) To approve forms of Award Documents for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in the Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Documents.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the Plan by persons eligible to receive Awards under the Plan who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Document that are required for compliance with the laws of the relevant foreign jurisdiction.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Stock Awards and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the following: (1) the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer, (2) the time period during which such Stock Awards may be granted and the time period during which the shares of Common Stock issuable upon exercise of a Stock Award may be issued, (3) a minimum amount of consideration (if any) for which such Stock Awards may be issued and a minimum amount of consideration for the shares of Common Stock issuable upon the exercise of a Stock Award, and (4) that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e) Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Stock Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except (i) with respect to an Award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business, (ii) with respect to an Award granted to a Non-Employee Director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, and (iii) with respect to an initial Award that is granted to a new hire that is approved following such grantee’s commencement of service that begins vesting no earlier than the one (1) year anniversary of such grantee’s date of hire; provided, that up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Board determines appropriate; and, provided, further, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of termination of employment, retirement, death, Disability, or a Change in Control, in the terms of the Award or otherwise.

(f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards granted under this Plan on or after April 21,2023 shall not exceed 22,500,000 shares of Common Stock (the “Share Reserve”). The Share Reserve will increase from time to time by the number of shares of Common Stock subject to outstanding Stock Awards granted under this Plan prior to April 21, 2023 that on or after April 21, 2023 cease for any reason to be subject to such Stock Awards (other than by reason of exercise or settlement of the Stock Awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock).

(ii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iii) Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 22,500,000 shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b) Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Document.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Document, , or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, , or other agreement between the Participant and the Company, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 9(h), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in this Plan or the applicable Award Document, or other agreement between the Participant and the Company, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

(m)  No Option or SAR Repricing. Except as provided upon the occurrence of a corporate event as described in Section 10, no Option or SAR granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in exchange for the grant of any new Option or SAR with a lower exercise price, (iii) cancelled in exchange for the grant of any Restricted Stock Award, Restricted Stock Unit Award or any other Stock Award that is not an Option or SAR, (iv) repurchased by the Company or any Subsidiary, (v) otherwise subject to any action that would be treated under generally accepted accounting principles as a “repricing” of such Option or SAR, or (vi) amended, modified, or otherwise altered by any other action that has the same effect as any of the foregoing, in each case unless such action is first approved by the Company’s stockholders.

(n) No Dividends or Dividend Equivalents. No Options or SARs granted under this Plan may provide for the payment of dividends or dividend equivalents thereon.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board (which may be based on the satisfaction of Performance Goals or other criteria).

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv) Transferability. Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v) Dividends. Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate (which may be based on the satisfaction of Performance Goals or other criteria).

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards, including any vesting provisions thereof (which may be based on the satisfaction of Performance Goals or other criteria). No dividends or dividend equivalents shall be paid out or settled on any Other Stock Award unless and until, and then only to the extent that, the underlying Award vests.

7. GRANTS OF STOCK AWARDS TO NON-EMPLOYEE DIRECTORS.

In addition to any other Stock Awards that Directors may be granted on a discretionary basis under the Plan, each Director who is not, and for the 180 days before the applicable grant date (as described in further detail below) has not been, either (i) an employee of the Company or any of its Subsidiaries, or (ii) a consultant performing material services for the Company or any of its Subsidiaries (“Eligible Director”), shall be automatically granted without the necessity of action by the Board, the following Stock Awards:

(a) Initial Stock Award. On the date that an Eligible Director commences service on the Board, an initial Stock Award shall automatically be made to that Eligible Director. Notwithstanding the foregoing, if the date an Eligible Director commences service on the Board is during a regular quarterly blackout period under the Company’s Insider Trading Policy, then the Board may determine that some or all of the Initial Grant (as defined below) will be issued upon termination of that regular quarterly blackout period, but not earlier than the day after the completion of two full day trading sessions of the principal exchange or market system upon which the Common Stock trades following the filing of the SEC report on Form 10-Q or Form 10-K that includes financial statements for the most recently completed fiscal quarter of the Company. The Fair Market Value of Stock Awards under this Section 7(a) shall not exceed Five Hundred Thousand Dollars ($500,000), subject to increase as set forth in Section 7(c) (“Initial Grant”). Subject to the terms of the Plan, the Board shall determine in its sole discretion the type or types of Stock Awards made under an Initial Grant. The Initial Grant shall vest in full upon the occurrence of a Change in Control, provided that such Director is still in Continuous Service at such time. In all other respects, Stock Awards granted pursuant to an Initial Grant shall contain in substance the same terms and conditions as set forth in Section 6 with respect to other Stock Awards. If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Initial Grant at any time, even if such Director subsequently becomes an Eligible Director.

(b) Annual Stock Award. An annual grant of Stock Awards shall automatically be made to each Director who either (1) is re-elected to the Board at the Company’s Annual General Meeting of Stockholders (“Annual Meeting”) or (2) is a continuing Director immediately after such Annual Meeting because the class in which such Director sits was not up for election, and in either case is an Eligible Director on the relevant grant date. The Fair Market Value of such Stock Awards shall not exceed Two Hundred Thousand Dollars ($200,000), subject to increase as set forth in Section 7(c) (“Annual Grant”). Subject to the terms of the Plan, the Board shall determine in its sole discretion the type or types of Stock Awards made under an Annual Grant. The date of grant of an Annual Grant is the date of the Annual Meeting at which the Director is re-elected to serve on the Board or immediately after which the Director continues to serve on the Board, as applicable. Notwithstanding the immediately preceding sentence, if that date is during a regular quarterly blackout period under the Company’s Insider Trading Policy, then the Board may determine that some or all of the Annual Grant will be issued upon termination of that regular quarterly blackout period, but not earlier than the day after the completion of two full day trading sessions of the principal exchange or market system upon which the Common Stock trades following the filing of the SEC report on Form 10-Q or Form 10-K that includes financial statements for the most recently completed fiscal quarter of the Company. The Annual Grant shall vest in full upon the occurrence of a Change in Control, provided that such Director is still in Continuous Service at such time. In all other respects, Stock Awards granted pursuant to an Annual Grant shall contain in substance the same terms and conditions as set forth Section 6 with respect to other Stock Awards.

Each individual who is appointed as a Director between Annual Meetings and is an Eligible Director on the relevant grant date will receive a Stock Award (“Pro-Rata Grant”). The date of grant of a Pro-Rata Award shall be the date on which such a Director commences service on the Board; provided, however, if that date is during a regular quarterly blackout period under the Company’s Insider Trading Policy, then the Board may determine that some or all of the Pro-Rata Grant will be issued upon termination of that regular quarterly blackout period, but not earlier than the day after the completion of two full day trading sessions of the principal exchange or market system upon which the Common Stock trades following the filing of the SEC report on Form 10-Q or Form 10-K that includes financial statements for the most recently completed fiscal quarter of the Company. The Fair Market Value of a Pro-Rata Grant shall not exceed the product of $17,000, subject to increase as set forth in Section 7(c), and the number of full 30-day periods from the date of election or appointment to the Board until the scheduled date of the next Annual Meeting (if the next annual meeting has not yet been scheduled, assuming the next annual meeting is scheduled to be held on the same month and day as the immediately preceding annual meeting). In all other respects, Stock Awards granted pursuant to a Pro-Rata Grant shall contain in substance the same terms and conditions as an Annual Grant.

(c) Adjustments. The maximum amounts in this Section 7 may in the Board’s discretion be increased on each anniversary of the Original Effective Date by a percentage not in excess of the annual percentage increase (if any) in the Employment Cost Index for total compensation for private industry workers (not seasonally adjusted), for the Professional, Scientific and Technical Services group maintained by the U.S. Department of Labor Bureau of Labor Statistics that has been most recently reported as of that anniversary date.

8. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

9. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including articles of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. If after the date of grant of any Award to the Participant, the Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the good faith determination by the Board does not justify the Participant’s unvested Awards, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise of a Stock Award or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such other amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company, the Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in this Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate. For purposes of this Section, a “Payment” is the payment by the Company of cash, or the vesting or issuance of shares of Common Stock, pursuant to an Award as a result of full or partial achievement of one or more Performance Goals. The Board or Committee shall, in circumstances it deems appropriate, require return to the Company of, and a Participant shall return to the Company, the Excess Portion of any Payment made to the Participant pursuant to an award issued after April 7, 2016 if: (1) the Payment was predicated upon achieving certain financial results that became the subject of a substantial restatement of

Company financial statements filed with the SEC within the three full fiscal years after the Payment; (2) the Board or Committee determines that the Participant engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower Payment would have been made to the Participant based upon the restated financial results. In each such instance, the “Excess Portion” of the Payment is the amount (in terms of dollars or shares) by which the Payment received by the Participant exceeded the lower Payment that would have been made based on the restated financial results. A Participant’s return of Payment pursuant to this provision will be made in the form of repayment of cash if the Payment was a cash payment, or cancellation of vesting or return of shares if the Payment was vesting or issuance of shares. If the Payment to be repaid was vesting or return of shares that have been transferred by the Participant, the return of the Payment will be effected by payment to the Company of cash equal to the fair market value of the transferred shares at the time of transfer. In each case, the return of Payment will be net of any taxes paid by the Participant in connection with original receipt or subsequent transfer of the Payment. The Board or Committee shall also have the discretion, in circumstances it deems appropriate, to require reimbursement of any or all Payments received with respect to any Award granted on or after April 7, 2016 to a Participant who has engaged in fraud, bribery, or illegal acts similar to fraud or bribery related to the Participant’s employment, or knowingly failed to report such acts of an employee over whom such Participant had direct supervisory responsibility. The Board or Committee also may in its discretion direct the Company to disclose the circumstances surrounding any recoupment made under this policy where not otherwise required by applicable regulation.

The Board or Committee shall not seek recovery to the extent it determines (a) that to do so would be unreasonable or (b) that it would be better for the Company not to do so. In making such determination, and without limiting the scope of the Board’s discretion, the Board or Committee shall take into account such considerations as it deems appropriate, including, without limitation, (A) the likelihood of success under governing law versus the cost and effort involved, (B) whether the assertion of a claim may prejudice the interests of the Company, including in any related proceeding or investigation, (C) the passage of time since the occurrence of the act in respect of the applicable fraud or intentional illegal conduct, and (D) any pending legal proceeding relating to the applicable fraud or illegal conduct.

10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to each outstanding Stock Award, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Stock Award, taking into account the value of the Common Stock subject to the canceled Stock Award, the possibility that the Stock Award might not otherwise vest in full, and such other factors as the Board deems relevant; and

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Corporate Transaction of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding Stock Award will be assumed or an equivalent Stock Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Stock Award or to substitute an equivalent Stock Award, in which case the vesting of such Stock Award will accelerate in its entirety (along with, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Document for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

11. ORIGINAL EFFECTIVE DATE; TERMINATION OR SUSPENSION OF THE PLAN.

The Plan originally came into existence on November 14, 2013 and was most recently approved by the Board on the Adoption Date. The Board may suspend or terminate the Plan at any time. No Awards may be granted after the tenth (10th) anniversary of the earlier of (i) the Adoption Date, or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13. CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14.  DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date the Plan, as most recently amended and restated, is adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award.

(d) “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or deliberate material violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any material act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s willful material breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company, par value $0.00001 per share.

(l) “Company” means Magnite, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous

Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the date on which stockholders most recently approved this Plan in 2023, as set forth at the beginning of the Plan.

(t) “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Document” means an Award Document evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Document will be subject to the terms and conditions of the Plan.

(hh) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest, taxes, depreciation and amortization, or some of them, or and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return, calculated either solely with respect to the Company’s performance or relative to a benchmark; (16) market share; (17) return on assets or net assets; (18) the Company’s stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; and (37) any other measure or metric the Board deems appropriate.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis or with respect to one or more parts of the Company’s business, or with respect to individual Participant performance, as appropriate, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Performance Goals for financial Performance Criteria may be determined on either a GAAP or non-GAAP basis. The Board may appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Document.

(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm) “Plan” means this Amended and Restated 2014 Equity Incentive Plan of Magnite, Inc., as further amended from time to time

(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo) “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of the Plan.

(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq) “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of the Plan.

(rr) “SEC” means the U.S. Securities and Exchange Commission.

(ss) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(tt) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu) “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of the Plan.

(vv) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or any Other Stock Award.

(ww) “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of the Plan.

(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

END OF PLAN DOCUMENT

Appendix B

MAGNITE, INC.

AMENDED AND RESTATED

2014 EMPLOYEE STOCK PURCHASE PLAN

Section 1. PURPOSE

The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for Employees of Magnite, Inc., a Delaware corporation (“Sponsor”) and its Participating Subsidiaries (collectively Sponsor and its Participating Subsidiaries shall be referred to as the “Company”), to purchase Common Stock of Sponsor and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods or Purchase Price.

The Plan initially became effective as of April 1, 2014, the date of the underwriting agreement between the Company and the underwriters(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock was priced for the initial public offering of the Company’s securities pursuant to a registration statement filed and declared effective pursuant to the Securities Act. The Plan was first amended and restated effective as of July 26, 2018 and subsequently amended and restated effective as of June 14, 2023.

Section 2. DEFINITIONS

a. “Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

b. “Board” shall mean the Board of Directors of Sponsor.

c. “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

d. “Commencement Date” shall mean, with respect to a given Offering Period, the first Trading Day during such Offering Period.

e. “Committee” shall mean the Compensation Committee of the Board or the officer, officers or committee appointed by the Compensation Committee in accordance with Section 15 of the Plan (to the extent of the duties and responsibilities delegated by the Compensation Committee of the Board).

f. “Common Stock” shall mean the common stock of Sponsor, par value $.00001 per share, or any securities into which such Common Stock may be converted.

g. “Compensation” shall mean the total compensation paid by the Company to an Employee with respect to an Offering Period, including salary, commissions, overtime, shift differentials, performance-based cash bonuses, and all or any portion of any item of compensation considered by the Company to be part of the Employee’s regular earnings, but excluding items not considered by the Company to be part of the Employee’s regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as relocation bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by Sponsor or a Participating Subsidiary, and tuition and other reimbursements. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

h. “Effective Date” shall mean the date on which stockholders approved this Plan in 2023, as set forth in Section 1 of the Plan.

i. “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by Sponsor or a Participating Subsidiary on Sponsor’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of Sponsor or a Participating Subsidiary shall be included within the definition of “Employee” if such person’s customary employment is for less than twenty (20) hours per week or for less than five (5) months per year. Individuals classified as independent contractors, consultants, advisers, or members of the Board are not considered “Employees.”

j. “Enrollment Period” shall mean, with respect to a given Offering Period, that period established by the Committee prior to the commencement of such Offering Period during which Employees may elect to participate in order to purchase Common Stock at the end of that Offering Period in accordance with the terms of this Plan.

k. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

l. “Market Value” on a given date of determination (e.g., a Commencement Date or Purchase Date, as appropriate) means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board or Committee, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board or Committee deems reliable.

(ii) Unless otherwise provided by the Board or Committee, if there is no closing sales price for the Common Stock on the date of determination, then the Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Market Value will be determined by the Board or Committee in good faith.

m. “Offering Period” shall mean a period of no more than twenty-seven (27) months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Offering Periods with terms established by the Committee in accordance with the Plan. Once established, the duration and timing of Offering Periods may be changed or modified by the Committee.

n. “Offering Price” shall mean the Market Value of a share of Common Stock on the Commencement Date for a given Offering Period.

o. “Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

p. “Participating Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

q. “Plan” shall mean this Amended and Restated 2014 Employee Stock Purchase Plan, including any sub-plans or appendices hereto.

r. “Purchase Date” shall mean the last Trading Day of each Offering Period.

s. “Purchase Price” shall have the meaning set out in Section 8(b).

t. “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

u. “Stockholder” shall mean a record holder of shares entitled to vote such shares of Common Stock under Sponsor’s by-laws.

v. “Subsidiary” shall mean any entity treated as a corporation (other than Sponsor) in an unbroken chain of corporations beginning with Sponsor, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by Sponsor or a Subsidiary.

w. “Trading Day” shall mean a day on which U.S. national stock exchanges are open for trading and the Common Stock is being publicly traded on one or more of such markets.

Section 3. ELIGIBILITY

a. Any Employee employed by Sponsor or by any Participating Subsidiary at the beginning of an Enrollment Period for a given Offering Period shall be eligible to participate in the Plan with respect to such Offering Period and future Offering Periods, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) prior to an Enrollment Period to be eligible to participate with respect to the associated Offering Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q).

b. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by Sponsor or its Subsidiaries, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Sponsor or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. No Employee may participate in more than one Offering Period at a time.

Section 4. OFFERING PERIODS

The Plan shall be implemented by a series of Offering Periods, which shall possess terms specified by the Committee in accordance with the terms of the Plan. Offering Periods shall continue until the Plan is terminated pursuant to Section 14 hereof. Once established, the Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the Commencement Dates thereof) with respect to future Offering Periods if such change is announced prior to the scheduled occurrence of the Enrollment Period for the first Offering Period to be affected thereafter.

Section 5. PARTICIPATION

a. An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Enrollment Period for an Offering Period and elects to participate in such Offering Period shall automatically receive an option in accordance with Section 8(a). Such an Employee shall become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by Sponsor or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than one percent (1.0%) and not to exceed ten percent (10.0%) of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before an Enrollment Period for a future Offering Period) of such Employee’s Compensation on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. Sponsor shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply.

b. Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

c. Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Offering Period. Any Participant who wishes to withdraw from the Plan during an Offering Period, must complete the withdrawal procedures prescribed by the Committee before the last forty-eight (48) hours of such Offering Period, subject to any rules established by the Committee, or changes to such rules, pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan, or imposing a waiting period on Participants wishing to re-enroll following withdrawal.

d. A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Offering Period. A Participant may decrease his or her rate of contribution through payroll deductions one time only during a given Offering Period and only during such times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).

Section 6. TERMINATION OF EMPLOYMENT

In the event any Participant terminates employment with Sponsor and its Participating Subsidiaries for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Offering Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and Sponsor, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of Sponsor and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

Section 7. STOCK

Subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock which may be issued pursuant to the Plan since the time it initially became effective in 2014 shall be 7,211,948 shares (the “Share Reserve”). Notwithstanding the above, subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock that may be issued to any Employee in a given Offering Period shall be five thousand (5,000) shares of Common Stock. The Committee may change this limitation at any time on a prospective basis to apply to future Offering Periods. If, on a given Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Section 8. OFFERING

a. On the Commencement Date relating to each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase a number of whole shares of Common Stock established by the Committee, which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Offering Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of Sponsor and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period (ii) the beginning of a subsequent Offering Period in which such Participant is participating; or (iii) the termination of the Offering Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

b. The Purchase Price under each option shall be with respect to an Offering Period the lower of (i) a percentage (not less than eighty-five percent (85%)) (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. For a given Offering Period, the Designated Percentage shall be established no later than the beginning of the Enrollment Period for such Offering Period. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the Purchase Price shall be the Designated Percentage of the Market Value of a share of the Common Stock solely on the Purchase Date. If the Committee does not established the Designated Percentage prior to the beginning of the Enrollment Period for a given Offering Period, the Designated Percentage for such Offering Period shall be eighty- five percent (85%).

Section 9. PURCHASE OF STOCK

Unless a Participant withdraws from the Plan as provided in Section 5(c), terminates employment prior to the end of an Offering Period as provided in Section 6, or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b) in accordance with the terms of the Plan, including Section 7. Notwithstanding the foregoing, Sponsor or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance and/or other amounts which Sponsor or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. A Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 10. PAYMENT AND DELIVERY

As soon as practicable after the exercise of an option, Sponsor shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase of Common Stock, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Sponsor or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct Sponsor to retain in a Participant’s account for the subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

Section 11. RECAPITALIZATION

Subject to any required action by the Stockholders of Sponsor, if there is any change in the outstanding shares of Common Stock or other securities of Sponsor because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, extraordinary dividend whether in cash and/or other property, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock or other securities (including any such change in the number of shares of Common Stock or other securities effected in connection with a change in domicile of Sponsor), or any other increase or decrease in the number of shares of Common Stock or other securities effected without receipt of consideration by Sponsor, provided that conversion of any convertible securities of Sponsor shall not be deemed to have been “effected without receipt of consideration,” the type and number of securities covered by each option under the Plan which has not yet been exercised and the type and number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in an Offering Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be appropriately and proportionally adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

Section 12. MERGER, LIQUIDATION, OTHER CORPORATE TRANSACTIONS

a. In the event of the proposed liquidation or dissolution of Sponsor, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

b. In the event of a proposed sale of all or substantially all of the assets of Sponsor, or the merger or consolidation or similar combination of Sponsor with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

Section 13. TRANSFERABILITY

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).

Section 14. AMENDMENT OR TERMINATION OF THE PLAN

a. The Plan shall continue for a period of ten years from the Effective Date unless it is sooner terminated in accordance with Section 14(b).

b. The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, and the Committee may revise or amend the Plan consistent with the exercise of its duties and responsibilities as set forth in the Plan or any delegation under the Plan, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Stockholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period then in progress.

Section 15. ADMINISTRATION

a. The Board has appointed the Compensation Committee of the Board to administer the Plan (the “Committee”), who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee or to an officer or officers of Sponsor the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan.

b. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee and their delegates shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Sponsor) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Section 16. COMMITTEE RULES FOR FOREIGN JURISDICTIONS

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423 and shall be deemed to be outside the scope of Code section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

Section 17. SECURITIES LAWS REQUIREMENTS

a. No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Commencement Date relating to such Offering Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

b. As a condition to the exercise of an option, Sponsor may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Sponsor, such a representation is required by any of the aforementioned applicable provisions of law.

Section 18. GOVERNMENTAL REGULATIONS

This Plan and Sponsor’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

Section 19. NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of Sponsor or any Participating Subsidiary or to interfere with the right of Sponsor or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

Section 20. GOVERNING LAW

This Plan shall be governed by applicable laws of the State of Delaware and applicable federal law.

Section 21. EFFECTIVE DATE

This Plan (as herein amended and restated) shall be effective on the Effective Date, subject to approval of the Stockholders of Sponsor within twelve (12) months before or after its date of adoption by the Board.

Section 22. REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

Section 23. DESIGNATION OF BENEFICIARY FOR OWNED SHARES

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by Sponsor or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, Sponsor or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, Sponsor shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of Sponsor), Sponsor in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to Sponsor, then to such other person as Sponsor may determine. The provisions of this Section 23 shall in no event require Sponsor to violate local law, and Sponsor shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

Section 24. ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 25. NOTICES

All notices or other communications by a Participant to Sponsor or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Sponsor or the Committee at the location, or by the person, designated by Sponsor for the receipt thereof.

END OF DOCUMENT

ANNUAL MEETING OF STOCKHOLDERS OF

June 14, 2023

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, 2022 Annual Report, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18899/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

00003333033300000000 7	061423

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

1.	Election of Directors:
		FOR	AGAINST	ABSTAIN
	Paul Caine	☐	☐	☐
	Doug Knopper	☐	☐	☐
	David Pearson	☐	☐	☐
2.	To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

3.	To approve, on an advisory basis, of the compensation of the company’s named executive officers.	☐	☐	☐

4.	To approve the Magnite, Inc. Amended and Restated 2014 Equity Incentive Plan.	☐	☐	☐

5.	To approve the Magnite, Inc. Amended and Restated 2014 Employee Stock Purchase Plan.	☐	☐	☐

6.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR” the election of directors, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 5.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

Proxy for Annual Meeting of Stockholders on June 14, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David L. Day and Aaron Saltz as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Magnite, Inc. held of record by the undersigned at the close of business on April 17, 2023 at the Annual Meeting of Stockholders to be held on Wednesday, June 14, 2023 at 2:00 p.m., Eastern Time, via live webcast, and at any postponement or adjournment thereof and to vote in their discretion upon such other matters as may be properly presented at the meeting.

(Continued and to be signed on the reverse side)

1.1	14475